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                                    CREDIT AGREEMENT



                                        among


                           EVANS WITHYCOMBE RESIDENTIAL, L.P.,
                              a Delaware limited partnership


                                   THE BANKS NAMED HEREIN,


                                    BANK ONE, ARIZONA, NA,
                                    as Administrative Agent

                                          and

                              BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION

                                          and

                           WELLS FARGO BANK, NATIONAL ASSOCIATION

                                       as Co-Agents


                            Dated as of September 24, 1996

==============================================================================

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                                  TABLE OF CONTENTS


                                                                          Page

ARTICLE I     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 3

  SECTION 1.1    Defined Terms . . . . . . . . . . . . . . . . . . . . . . . 3
  SECTION 1.2    Terms Generally . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE II    THE CREDITS. . . . . . . . . . . . . . . . . . . . . . . . .  18

  SECTION 2.1    Commitments . . . . . . . . . . . . . . . . . . . . . . .  18
  SECTION 2.2    Loans . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  SECTION 2.3    Notice of Borrowings. . . . . . . . . . . . . . . . . . .  19
  SECTION 2.4    Excess Balance Repayment. . . . . . . . . . . . . . . . .  19
  SECTION 2.5    Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  SECTION 2.6    Notes; Repayment of Loans . . . . . . . . . . . . . . . .  20
  SECTION 2.7    Interest on Loans . . . . . . . . . . . . . . . . . . . .  21
  SECTION 2.8    Default Interest. . . . . . . . . . . . . . . . . . . . .  21
  SECTION 2.9    Alternate Rate of Interest. . . . . . . . . . . . . . . .  21
  SECTION 2.10   Termination and Reduction of Commitments. . . . . . . . .  22
  SECTION 2.11   Conversion and Continuation of Loans. . . . . . . . . . .  22
  SECTION 2.12   Prepayment. . . . . . . . . . . . . . . . . . . . . . . .  23
  SECTION 2.13   Reserve Requirements; Change in Circumstances . . . . . .  24
  SECTION 2.14   Change in Legality. . . . . . . . . . . . . . . . . . . .  25
  SECTION 2.15   Indemnity . . . . . . . . . . . . . . . . . . . . . . . .  26
  SECTION 2.16   Pro Rata Treatment. . . . . . . . . . . . . . . . . . . .  27
  SECTION 2.17   Sharing of Setoffs. . . . . . . . . . . . . . . . . . . .  27
  SECTION 2.18   Payments. . . . . . . . . . . . . . . . . . . . . . . . .  28
  SECTION 2.19   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  SECTION 2.20   Termination or Assignment of Commitments Under
                 Certain Circumstances . . . . . . . . . . . . . . . . . .  30
  SECTION 2.21   Extension . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE III   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . .  32

  SECTION 3.1    Organization; Powers, etc . . . . . . . . . . . . . . . .  32
  SECTION 3.2    Authorization, etc. . . . . . . . . . . . . . . . . . . .  32
  SECTION 3.3    Enforceability. . . . . . . . . . . . . . . . . . . . . .  33
  SECTION 3.4    Financial Condition and Information . . . . . . . . . . .  33
  SECTION 3.5    No Material Adverse Change. . . . . . . . . . . . . . . .  33
  SECTION 3.6    Litigation. . . . . . . . . . . . . . . . . . . . . . . .  33

  SECTION 3.7    Federal Reserve Regulations . . . . . . . . . . . . . . .  34
  SECTION 3.8    Investment Company Act. . . . . . . . . . . . . . . . . .  34
  SECTION 3.9    Public Utility Holding Company Act. . . . . . . . . . . .  34
  SECTION 3.10   Tax Returns . . . . . . . . . . . . . . . . . . . . . . .  34
  SECTION 3.11   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . .  34
  SECTION 3.12   Title to Properties: Possession . . . . . . . . . . . . .  34
  SECTION 3.13   Use of Proceeds . . . . . . . . . . . . . . . . . . . . .  35
  SECTION 3.14   Environmental and Safety Matters. . . . . . . . . . . . .  35
  SECTION 3.15   No Default. . . . . . . . . . . . . . . . . . . . . . . .  35
  SECTION 3.16   Significant Debt Agreements . . . . . . . . . . . . . . .  35
  SECTION 3.17   Compliance with Law . . . . . . . . . . . . . . . . . . .  35
  SECTION 3.18   Survival of Representations . . . . . . . . . . . . . . .  35
  SECTION 3.19   Solvent . . . . . . . . . . . . . . . . . . . . . . . . .  35
  SECTION 3.20   Loans . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE IV    CONDITIONS TO CREDIT EVENTS. . . . . . . . . . . . . . . . .  36

  SECTION 4.1    Credit Events . . . . . . . . . . . . . . . . . . . . . .  36
  SECTION 4.2    First Credit Event. . . . . . . . . . . . . . . . . . . .  36

ARTICLE V     AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . .  39

  SECTION 5.1    Existence . . . . . . . . . . . . . . . . . . . . . . . .  39
  SECTION 5.2    Insurance . . . . . . . . . . . . . . . . . . . . . . . .  39
  SECTION 5.3    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .  39
  SECTION 5.4    Financial Statements; Reports, etc. . . . . . . . . . . .  40
  SECTION 5.5    Litigation and Other Notices. . . . . . . . . . . . . . .  41
  SECTION 5.6    Maintaining Records: Access to Premises and Records . . .  42
  SECTION 5.7    Use of Proceeds . . . . . . . . . . . . . . . . . . . . .  42
  SECTION 5.8    REIT Status . . . . . . . . . . . . . . . . . . . . . . .  42
  SECTION 5.9    Interest Rate Agreements. . . . . . . . . . . . . . . . .  42
  SECTION 5.10   Board of Directors of the General Partner . . . . . . . .  43

ARTICLE VI    NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . .  44

  SECTION 6.1    Liens . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  SECTION 6.2    Mergers, Consolidations, Sales of Assets. . . . . . . . .  44
  SECTION 6.3    Business of Borrower and General Partner. . . . . . . . .  44
  SECTION 6.4    ERISA Liabilities . . . . . . . . . . . . . . . . . . . .  44
  SECTION 6.5    Organizational Documents. . . . . . . . . . . . . . . . .  44
  SECTION 6.6    Large Purchase Approval . . . . . . . . . . . . . . . . .  44
  SECTION 6.7    Other Purchase Notice . . . . . . . . . . . . . . . . . .  45
  SECTION 6.8    Financial Ratios. . . . . . . . . . . . . . . . . . . . .  45

  SECTION 6.9    Calculation of Its Financial Covenants. . . . . . . . . .  45
  SECTION 6.10   Distributions . . . . . . . . . . . . . . . . . . . . . .  45
  SECTION 6.11   Permitted Investments . . . . . . . . . . . . . . . . . .  45
  SECTION 6.12   Floating Rate Indebtedness. . . . . . . . . . . . . . . .  46
  SECTION 6.13   Financial Covenants Noncompliance . . . . . . . . . . . .  46
  SECTION 6.14   Debt. . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE VII EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . .  47

  SECTION 7.1    Event of Default. . . . . . . . . . . . . . . . . . . . .  47
  SECTION 7.2    Remedies. . . . . . . . . . . . . . . . . . . . . . . . .  49
  SECTION 7.3    Occurrence and Declaration of an Event of Default . . . .  50
  SECTION 7.4    Enforcement of Remedies . . . . . . . . . . . . . . . . .  50
  SECTION 7.5    Approval Process for Proposed Plans . . . . . . . . . . .  51

ARTICLE VIII THE ADMINISTRATIVE AGENT; INTERBANK AGREEMENT . . . . . . . .  53

  SECTION 8.1    Appointment . . . . . . . . . . . . . . . . . . . . . . .  53
  SECTION 8.2    Liability . . . . . . . . . . . . . . . . . . . . . . . .  53
  SECTION 8.3    Action by Administrative Agent. . . . . . . . . . . . . .  54
  SECTION 8.4    Qualification, Replacement of Administrative Agent. . . .  55
  SECTION 8.5    Agent as Bank . . . . . . . . . . . . . . . . . . . . . .  58
  SECTION 8.6    Ownership and Possession of Loan Documents. . . . . . . .  58
  SECTION 8.7    Indemnification . . . . . . . . . . . . . . . . . . . . .  58
  SECTION 8.8    Independent Credit Analysis . . . . . . . . . . . . . . .  59
  SECTION 8.9    Process for Obtaining Approval of the Banks . . . . . . .  59
  SECTION 8.11   Relationship with the Borrower. . . . . . . . . . . . . .  60
  SECTION 8.12   Payments. . . . . . . . . . . . . . . . . . . . . . . . .  61
  SECTION 8.13   Application of Payments . . . . . . . . . . . . . . . . .  62
  SECTION 8.14   Defaults. . . . . . . . . . . . . . . . . . . . . . . . .  63
  SECTION 8.15   Purchase of Defaulting Bank's Interest After Default. . .  65
  SECTION 8.16   Purchase Price and Payment for Defaulting Bank's Interest  65

ARTICLE IX    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .  67

  SECTION 9.1    Notices . . . . . . . . . . . . . . . . . . . . . . . . .  67
  SECTION 9.2    Survival of Credit Agreement. . . . . . . . . . . . . . .  67
  SECTION 9.3    Binding Effect. . . . . . . . . . . . . . . . . . . . . .  67
  SECTION 9.4    Successors and Assigns. . . . . . . . . . . . . . . . . .  68
  SECTION 9.5    Expenses; Indemnity . . . . . . . . . . . . . . . . . . .  71
  SECTION 9.6    Applicable Law. . . . . . . . . . . . . . . . . . . . . .  72
  SECTION 9.7    Waivers; Amendment. . . . . . . . . . . . . . . . . . . .  72
  SECTION 9.8    Interest Rate Limitation. . . . . . . . . . . . . . . . .  72

  SECTION 9.9    Entire Agreement. . . . . . . . . . . . . . . . . . . . .  73
  SECTION 9.10   Waiver of Jury Trial. . . . . . . . . . . . . . . . . . .  73
  SECTION 9.11   Severability. . . . . . . . . . . . . . . . . . . . . . .  73
  SECTION 9.12   Counterparts. . . . . . . . . . . . . . . . . . . . . . .  73
  SECTION 9.13   Headings. . . . . . . . . . . . . . . . . . . . . . . . .  73
  SECTION 9.14   Alternative Dispute Resolution. . . . . . . . . . . . . .  74
  SECTION 9.15   Jurisdiction; Consent to Service of Process . . . . . . .  74
  SECTION 9.16   Confidentiality . . . . . . . . . . . . . . . . . . . . .  75


EXHIBIT "A"   FORM OF BORROWING NOTICE
EXHIBIT "B"   FORM OF NOTE
EXHIBIT "C"   FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT "D"   FORM OF COUNSEL OPINION OF BORROWER AND GENERAL PARTNER
EXHIBIT "E"   FORM OF ADMINISTRATIVE QUESTIONNAIRE
EXHIBIT "F"   FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 2.1 COMMITMENTS OF BANKS

                         CREDIT AGREEMENT


     BY THIS CREDIT AGREEMENT (together with any amendments or modifications, the "Credit Agreement"), entered into as of September 24, 1996 by and among EVANS WITHYCOMBE RESIDENTIAL, L.P., a Delaware limited partnership (the "Borrower"), the banks listed in Schedule 2.1 (the "Banks"), BANK ONE, ARIZONA, NA, a national banking association, as administrative agent for the Banks (in such capacity, the "Administrative Agent") and Bank of America National Trust and Savings Association and Wells Fargo Bank, National Association, as Co-Agents, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do agree as follows:

                             RECITALS

     A. The Borrower has asked that the Banks provide lending commitments in an aggregate principal amount of $225,000,000.00 at any time outstanding on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date.

     B. The Banks have agreed to provide financial accommodations to the Borrower pursuant to this Credit Agreement in an amount not to exceed the Maximum Commitment, which amount is $225,000,000.00.

     C. The proceeds of such borrowings are to provide funds for the following purposes:

          1.   Working capital for Borrower's business
     operations;

          2.   Payment of dividends;

          3. Payment of pre-development and development costs with respect to real estate projects;

          4. Payment of acquisition costs with respect to real estate properties;

          5. Payment of capital expenditures with respect to real estate properties;

          6.   Making of equity investments;

          7.   Repayment of existing indebtedness with
     respect to real estate properties;

          8. Payment of scheduled principal payments with respect to remaining indebtedness; and

          9.   General corporate purposes.

     D. The Banks are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

     E. The lending commitments of any Bank to the Borrower and the General Partner pursuant to that Credit Agreement dated December 1, 1995 as amended by that Modification Agreement dated July 23, 1996 (as amended, the "1995 Agreement") shall be terminated upon the execution and delivery of this Credit Agreement by the Borrower to the Banks and the satisfaction of those conditions precedent specified in Section 4.2 hereof. At such time, said Credit Agreement and that Unconditional Guarantee of Payment dated December 1, 1995 related thereto shall be terminated and of no force and effect after which that Note dated December 1, 1995 related thereto shall be canceled and returned to Borrower.

     Accordingly, the Borrower, the Banks and the Administrative Agent agree as follows:

                            ARTICLE I

                           DEFINITIONS

     SECTION 1.1 DEFINED TERMS. Although terms may be defined elsewhere herein, as used in this Credit Agreement, unless the context otherwise requires, the following terms shall have the meanings specified below:

     "ADJUSTED ASSET VALUE" of a Person shall mean, on any date of determination, such Person's EBITDA, annualized on the basis of the most recent quarter, divided by 9.50%.

     "ADJUSTED NET WORTH" of a Person shall mean seventy-five percent (75.0%) times the net of such Person's Gross Asset Value after subtracting from its Gross Asset Value its Total Liabilities and its Intangible Assets.

     "ADJUSTED NOI" shall mean with respect to a Project, its Project NOI adjusted as follows:

          (a) For a Project that became a Stabilized Project our (4) or more quarters ago, its Adjusted NOI shall be equal to its Project NOI calculated on a basis of its most recent rolling four quarter period.

          (b)  For a Project that became a Stabilized
     Project less than four (4) quarters ago, its Adjusted NOI shall be equal to the sum of its Project NOI for the quarter when it became a Stabilized Project and each subsequent quarter, which sum shall be annualized.

          (c) For a Project acquired by the Borrower or the General Partner during the prior twelve (12) month period that is not a Stabilized Project, its Adjusted NOI shall be equal to its Project NOI calculated on a basis of its most recent rolling four quarter period, adjusted if necessary for a three percent (3%) management fee and a $135.00 per apartment unit annual reserve.

     "ADMINISTRATION FEES" shall have the meaning assigned to such term in
Section 2.5(d).

     "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the Preamble, and any successor thereto.

     "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative
Questionnaire in the form of Exhibit "E" hereto.

     "AFFILIATE" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "AGGREGATE VALUE" shall mean an amount equal to the sum of the following with respect to all Unencumbered Assets that shall have been included by the Borrower in the most recent calculation of the Aggregate Value furnished by it to the Administrative Agent:

          (a) as to all such Unencumbered Assets that are Stabilized Projects, an amount equal to (i) their Adjusted NOI divided by 9.5%, (ii) then divided by 175.0%;

          (b)  as to all such fully completed Unencumbered
     Assets that are not Stabilized Projects, an amount equal to seventy-five percent (75%) of their book value according to GAAP;

          (c) as to all such Unencumbered Assets under construction, an amount equal to fifty percent (50%) of their book value according to GAAP;

provided, however, that:

               (i)  the sum of (b) and (c) above shall
          not exceed thirty percent (30%) of the total
          Aggregate Value; and

               (ii) the amount of (c) shall not exceed
          fifteen percent (15%) of the total Aggregate
          Value.

     "ALTERNATIVE PLAN":  See Section 7.4(c).

     "ANNIVERSARY DATE" shall mean September 24, 1997.

     "APPLICABLE MARGIN" shall mean on any date, with respect to Eurodollar Loans, the applicable spread set forth below based upon the ratings applicable on such date to the Borrower's or the General Partner's Index Debt from at least two of the Rating Agencies, one of which shall be S&P or Moody's, or if no Index Debt is then outstanding, the indicative ratings established by the respective rating agencies in respect of the Borrower or the General Partner on its notional senior unsecured long-term indebtedness:

                                                   Eurodollar
                                                  Loan Spread
                                                  -----------

    CATEGORY 1

         RATING
         A- or above by S&P                         1.25%
         A3 or above by Moody's
         Equivalent by another Rating Agency

    CATEGORY 2

         RATING
         BBB by S&P or above                        1.375%
         Baa2 by Moody's or above
         Equivalent by another Rating Agency

    CATEGORY 3

         RATING
         BBB- by S&P or above                       1.50%
         Baa3 by Moody's or above
         Equivalent by another Rating Agency

    CATEGORY 4

         RATING
         BB+ or below by S&P or not rated           1.75%
         Ba1 or below by Moody's or not rated
         Equivalent by another Rating Agency

For purposes of the foregoing, (i) unless the ratings for Index Debt established or deemed to have been established by the two Rating Agencies with the highest such ratings, one which shall be S&P or Moody's, shall fall within a single Category, the Applicable Margin shall be determined by reference to the lower rating; (ii) if no two Rating Agencies shall have in effect a rating for Index Debt or established an indicative rating in respect of the Borrower or the General Partner or its notional senior unsecured long-term indebtedness, then the Applicable Margin shall be determined by reference to Category 4; and (iii) if any rating for Index Debt established or deemed to have been established by a Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of a Rating Agency shall change, or if no Rating Agency shall any longer have in effect a rating for Index Debt or established an indicative rating in respect of the Borrower or the General Partner or its notional senior unsecured long-term indebtedness, and clause (ii) above shall not be applicable, the Borrower and the Banks, acting through the Administrative Agent, shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

  "APPROVED PLAN"  See Section 7.5(a).

  "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Bank and an assignee, accepted by the Administrative Agent and, if assignee is not a Bank, consented to by the Borrower, in the form of Exhibit "C".

  "AVAILABLE COMMITMENT" shall mean at any time an amount that, together with the amount of any Debt of the Borrower and the General Partner that is not secured by any Lien on any of the property or assets of the Borrower or the General Partner, equals the Aggregate Value.

  "BANKS" shall have the meaning assigned to such term in the Preamble.

  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

  "BOAZ" shall mean Bank One, Arizona, NA.

  "BORROWER" shall have the meaning assigned to such term in the Preamble.

  "BORROWER REPRESENTATIVE" shall mean a Person designated as such by the Borrower.

  "BORROWING" shall mean a group of Loans made by the Banks on a single date.

  "BORROWING NOTICE" shall mean a notice given pursuant to Section 2.3, a form of which is attached hereto as Exhibit "A".

  "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Arizona, State of California, the State of New York or State of Rhode Island) on which banks are open for business in Phoenix, Arizona, Los Angeles, California, New York City, New York and Providence, Rhode Island; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

  "CAPITAL LEASE" shall mean any lease of any property (whether real, Personal or mixed) required by GAAP to be accounted for as a capital lease on the balance sheet of the lessee.

  "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any Capital Lease and, for the purposes of this Credit Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

  A "CHANGE IN CONTROL" shall be deemed to have occurred if, after the date hereof, (a) any Person or group (within the meaning of Rule 13d-3, as in effect on the date hereof, promulgated by the SEC under the 1934 Act) (other than Stephen O. Evans or Keith Withycombe or any group including either of them), shall acquire, directly or indirectly, beneficially or of record, shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the General Partner; or (b) a majority of the seats (other than vacant seats) on the board of directors become occupied by Persons not members of said board on the date hereof that were neither (i) nominated by the board of directors of the General Partner, nor (ii) appointed by directors so nominated.

  "CLOSING DATE" shall mean the date of the first Credit Event hereunder.

  "CO-AGENTS" shall mean Bank of America National Trust and Savings Association and Wells Fargo Bank, National Association. The Co-Agents shall have no right, duties or responsibilities under the Loan Documents beyond those of a Bank.

  "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

  "COMMITMENT" shall mean, with respect to each Bank, the revolving credit commitment of such Bank hereunder as set forth in Schedule "2.1" hereto (which amount shall not be less than $10,000,000.00) as such Bank's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.10 or 2.20. The Commitments shall automatically and permanently terminate on the Maturity Date.

  "COMMITMENT FEE" shall have the meaning assigned to such term in Section
2.5(a).

  "COMPLIANCE CERTIFICATE" shall have the meaning assigned to such term in
Section 5.4(c) in the form of Exhibit "F" attached hereto.

  "CONTROL" shall mean the exercise of the power to direct or cause the direction of the management or policies of a Person, whether through the exercise of rights of ownership under voting securities, under contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

  "CREDIT AGREEMENT" shall have the meaning assigned to such term in the Preamble.

  "CREDIT EVENT" shall have the meaning given such term in Article IV.

  "CURRENT BANK":  See Section 8.15.

  "CURRENT FINANCIAL STATEMENT DATE" shall mean December 31,
1995.

  "CURRENT MATURITY DATE" shall mean September 24, 1999.

  "DECLARATION OF DEFAULT":  See Section 7.3.

  "DEBT" of a Person shall mean each of the following (without duplication):
(a) obligations of that Person to any other Person for payment of borrowed money, (b) Capital Lease Obligations, (c) notes and drafts drawn or accepted by that Person payable to any other Person, whether or not representing obligations for borrowed money (but without duplication of indebtedness for borrowed money), (d) any obligation for the purchase price of property the payment of which is deferred for more than one year or evidenced by a note or equivalent instrument, (e) Guarantees of Debt of third parties, and (f) a recourse or nonrecourse payment obligation of any other Person that is secured by a Lien on any property of the first Person, whether or not assumed by the first Person, up to the fair market value (from time to time) of such property (absent manifest evidence to the contrary, the fair market value of such property shall be the amount determined under GAAP for financial reporting purposes).

  "DEBT SERVICE" of a Person shall mean its Interest Expense plus its scheduled amortization payments of principal of any Debt, excluding any principal payments due on the maturity date of such Debt.

  "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

  "DEFAULT PLAN":  See Section 7.4(a).

  "DEFAULTING BANK":  See Section 8.14.

  "DESIGNATED OFFICER" shall mean any of the Chairman of the Board, President, the Chief Financial Officer, the General Counsel, the Secretary, the Treasurer and the Assistant Treasurer of the General Partner.

  "DOLLARS" or "$" shall mean lawful money of the United States of America.

  "DUFF" means Duff & Phelps Credit Rating Co.

  "EBITDA" of a Person shall mean, for any period, such Person's net income (before any deductions for minority interest attributable to any limited partners in the Borrower) plus interest expense, taxes, depreciation and amortization expenses to the extent deducted in determining such net income plus any earnings distributed by any unconsolidated Affiliates, plus (or minus) any extraordinary losses (or gains) from asset sales, asset writeoffs and debt forgiveness. "EBITDA" shall exclude all extraordinary gains.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

  "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the General Partner is a member and which is treated as a single employer under Section 414 of the Code.

  "ERISA LIABILITIES" shall mean at any time the minimum liability with respect to Plans that would be required to be reflected at such time as a liability on the consolidated balance sheet of the General Partner under GAAP.

  "EURODOLLAR LENDING OFFICE," with respect to any Bank (or transferee) or the Administrative Agent, shall mean such office or branch as such Bank (or transferee) or the Administrative Agent has designated to the Borrower herein in Schedule "2.1" as the office or branch of such Bank (or transferee) or the Administrative Agent which shall constitute the Lending Office thereof for Eurodollar Loans.

  "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

  "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article
VII.

  "EXTENSION FEE" shall have the meaning assigned to such term in Section
2.5(c).

  "FACILITY FEE" shall have the meaning assigned to such term in Section
2.5(b).

  "FACILITY FEE PERCENTAGE" shall mean (i) one-quarter percent (0.25%) if the daily unused amount during the preceding calendar quarter (or any shorter period described in Section 2.5(b)) averages less than sixty percent (60%) of the Total Commitment, or (ii) otherwise, one-eighth percent (0.125%).

  "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of San Francisco, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

  "FEE LETTER" shall mean that letter agreement between the Borrower and the Administrative Agent with respect to the payment of Administrative Fees hereunder.

  "FEES" shall mean the Commitment Fees, the Facility Fees, the Administration Fees and the Extension Fees.

  "FINANCIAL COVENANTS" shall mean those financial covenants described in Sections 6.8 through 6.12.

  "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

  "FITCH" shall mean Fitch Investor's Service.

  "FLOATING RATE INDEBTEDNESS" of a Person shall mean its variable rate Debt, including without limitation that of its unconsolidated Affiliates which is recourse to such Person and any Debt that reprices within 365 days, but excluding any "low-floater" tax-exempt bonds and any such Debt for which such Person is protected from interest rate risk to the satisfaction of the Banks.

  "FUNDS FROM OPERATIONS" of the General Partner shall mean, at any date of determination, its "funds from operations" as determined in accordance with policies and standards promulgated from time to time by the National Association of Real Estate Investment Trusts, calculated on the basis of its most recent rolling four quarter period.

  "GAAP" shall mean generally accepted accounting principles as currently in effect in the United States.

  "GENERAL PARTNER" shall mean Evans Withycombe Residential, Inc., a Maryland corporation, the general partner of the Borrower.

  "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body having jurisdiction over Borrower or the General Partner or any of their assets.

  "GROSS ASSET VALUE" of a Person shall mean the sum of such Person's Adjusted Asset Value as hereinafter adjusted, cash and cash equivalents, the book value of construction in process and land held for development, excluding without limitation restricted cash; provided that for purposes of calculating Gross Asset Value, Adjusted Asset Value shall not include any positive EBITDA generated by any construction in process.

  "GUARANTEE" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Debt; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

  "GUARANTY" shall mean that Unconditional Guarantee of Payment dated as of even date herewith from the General Partner to the Administrative Agent for the benefit of the Banks, as such Guaranty shall be amended, modified and restated from time to time.

  "INDEX DEBT" shall mean with respect to Applicable Margin a Person's senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money.

  "INTANGIBLE ASSETS" of a Person shall mean all intangible, non-current assets of such Person.

  "INTEREST EXPENSE" of a Person shall mean all interest expense incurred by such Person during the relevant period, plus its pro-rata share of interest expense in its unconsolidated Affiliates and all interest expense incurred by such Person on any obligations for which such Person is wholly or partially liable during the relevant period. "Interest Expense" shall not include any interest that is capitalized.

  "INTEREST PAYMENT DATE" shall mean the first day of each month.

  "INTEREST PERIOD" shall mean as to any Eurodollar Loan, the period commencing on the date of the related Borrowing or conversion and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, or 6 months thereafter, as the Borrower may elect; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.
 Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

  "LENDING OFFICE," with respect to any Bank (or transferee) or the Administrative Agent, shall mean such office or branch as such Bank (or transferee) or the Administrative Agent has designated to the Borrower herein as the office or branch of that Bank (or transferee) or the Administrative Agent from which Loans are to be made.

  "LIBO RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 100th of 1%) equal to the composite London interbank offered rate for dollar deposits approximately equal in principal amount to such Eurodollar Loan and for a maturity comparable to such Interest Period appearing on the display designated as page "LIBO" on the Reuters System, or such other display as the Reuters System shall from time to time use to present such London interbank offered rates, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

  "LIEN" shall mean any mortgage, pledge, security interest or similar lien.

  "LOAN DOCUMENTS" shall mean this Credit Agreement, the Notes, the Fee Letter, the Guaranty and all documents executed by the parties pursuant to the terms of this Credit Agreement.

  "LOANS" shall mean the revolving loans made by the Banks to the Borrower pursuant to Section 2.3. Each Loan shall be a Eurodollar Loan or Variable Loan.

  "MARGIN STOCK" shall have the meaning given such term under Regulation U.

  "MATURITY DATE" shall mean the earliest of the following: (a) the date the Banks exercise their option to declare the Loans fully due and payable after the occurrence of an Event of Default and the continuation thereof, or (b) the Current Maturity Date, unless Borrower shall have exercised its option pursuant to Section 2.21 to extend the Maturity Date, then September 24, 2000.

  "MAXIMUM COMMITMENT" shall mean $225,000,000.00.

  "MAXIMUM NUMBER" shall mean ten (10) for the purposes of Section 2.2(b).

  "MINIMUM ADDITIONAL AMOUNT" shall mean $100,000.00 for the purposes of Sections 2.2(a), 2.10(b), 2.11(b), and 2.12(a).

  "MINIMUM AMOUNT" shall mean $500,000.00 for the purposes of Sections 2.2(a), 2.10(b), 2.11(b), and 2.12(a).

  "MOODY'S" shall mean Moody's Investors Service, a Delaware corporation, and its successors and assigns.

  "MULTI-EMPLOYER PLAN" shall mean a multi-employer plan as defined in
Section 4001(a)(3) of ERISA to which the General Partner or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding two plan years made or accrued an obligation to make contributions.

  "NET WORTH" of a Person shall mean such Person's net worth as determined under GAAP.

  "1934 ACT" shall mean the United States Securities Exchange Act of 1934, as amended.

  "1995 AGREEMENT" shall have the meaning assigned to such term in Recital E.

  "NOTE" and "NOTES" shall mean, severally and collectively, revolving credit notes of the Borrower executed and delivered as provided in Section 2.6, as such Notes shall be amended, modified, extended and restated from time to time.

  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

  "PERMITTED LIEN" shall mean a Lien permitted under Section 6.1.

  "PERSON" shall mean any natural Person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

  "PLAN" shall mean any pension plan (other than a Multi-employer Plan) that is (i) a qualified plan under Section 401(a) of the Code, (ii) subject to the provisions of Title IV of ERISA or Section 412 of the Code and (iii) maintained for employees of the General Partner or any ERISA Affiliate.

  "PROJECT" shall mean an apartment community consisting of non-high rise buildings, which is either under construction or has been completed, that is not primarily oriented to students or elderly congregate care, and that is located either in Arizona, California, Colorado, Nevada, New Mexico or Utah. The Administrative Agent and the Banks acknowledge that as of the Closing Date, all apartment communities owned by the Borrower and the General Partner qualify as "Projects."

  "PROJECT EXPENSES" shall mean the sum of (A) a replacement reserve of at least $135.00 per unit per year, plus (B) all expenses actually incurred in each calendar month by or on behalf of the Borrower or the General Partner for: (i) lease-up, operation, cleaning, and maintenance costs of the Project for the month in question, determined on an accrual basis (including, but not limited to, the cost of all utilities supplied to the Project to the extent the utilities are not separately charged or metered to tenants of the Project); (ii) promotional expenses of the Project (including the cost of brochures, advertising fees, broker fees, and tenant locator/referral fees);
(iii) repairs to the Project; (iv) insurance actually maintained by the Borrower or the General Partner in the amounts and with the coverage specified by the Borrower or the General Partner; (v) compensation payable to all persons employed by the Borrower or the General Partner's manager in connection with the operation, maintenance, repair, and management of the Project including the property management agent's standard benefits package for its employees; (vi) the cost of complying with rules, regulations, and orders of governmental authorities; (vii) accounting and legal fees relating to the operation and management of the Project (including collection costs);
(viii) all real and personal property taxes determined on an accrual basis and prorated, whether or not such taxes are due or payable; (ix) all sales and use taxes paid by the Borrower or the General Partner or its manager (and not paid or reimbursed by tenants) to appropriate governmental authorities;
(x) a management fee equal to the higher of that actually incurred or three percent (3%) of Project Receipts; and (xi) all homeowners association fees, general assessments, special assessments, or improvement district assessment levied or assessed against the Project, whether by a school, hospital, municipality, or other governmental agency determined on an accrual basis and prorated, whether or not such assessments are due or payable. For the purposes of calculating the "Project Expenses," all prepaid expenses shall be amortized on a monthly basis over the period to which such expenses relate.

  "PROJECT NOI" shall mean, as to any period, with respect to any Project, the excess of its Project Receipts over its Project Expenses.

  "PROJECT RECEIPTS" shall mean all gross income from the Project, using the actual vacancy factor, including, except as otherwise provided below, rental income, forfeited security deposits, laundry income, cleaning charges, administrative vending income, parking fees, recreation room charges, telephone and cable revenues, and similar items actually received by Borrower or the General Partner in the operation and rental of the Project during any given period, determined on a gross receipts basis. The term "Project Receipts" shall NOT include refundable (to the extent not forfeited) or unforfeited security or other deposits, refundable cleaning charges, refundable pet fees, refundable key charges, refundable tenant maintenance charges, any other refundable charges, or sales or use taxes collected from or reimbursed by tenants of the Project.

  "PROPOSED PLAN":  See Section 7.5(a).

  "QUALIFIED BANK" shall mean a financial institution, with a reported capital and surplus of not less than $10 billion, and possessing a rating as to its senior, unsecured long-term indebtedness from S&P or Moody's of at least BAA1 or its equivalent.

  "RATING AGENCIES" shall mean S&P, Moody's, Fitch and Duff, each being a Rating Agency.

  "REGISTER" shall have the meaning given such term in Section 9.4(d).

  "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

  "REGULATION G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

  "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

  "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

  "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

  "REIT" shall mean an entity that qualifies as a real estate investment trust under Sections 856, ET SEQ., of the Code.

  "REPORTABLE EVENT" shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

  "REPRESENTATIVE" of a Person shall mean any natural person(s) who may be designated as such by written certificate furnished to the Administrative Agent containing the specimen signature of such person(s) and signed by such Person.

  "REQUIRED BANKS" shall mean, at any time, Banks having Commitments representing at least 66-2/3% of the Total Commitment.

  "RESERVE FOR REPLACEMENT" shall mean a pro-forma amount (which amount need not be deposited into a reserve fund) equal to $135.00 per year per apartment unit owned by the Borrower or the General Partner.

  "S&P" shall mean Standard & Poor's Ratings Group and its successors and assigns.

  "SEC" shall mean the United States Securities and Exchange Commission.

  "SECURED DEBT" of a Person shall mean that portion of such Person's Total Liabilities secured by real property.

  "SIGNIFICANT DEBT AGREEMENT" shall mean all documents, instruments and agreements executed by the Borrower or the General Partner evidencing, securing or ensuring any Indebtedness or any guaranty in excess of $1,000,000.00 in outstanding principal (or principal equivalent) amount.

  "STABILIZED PROJECT" shall mean a Project whose average occupancy factor has equaled or exceeded eighty-five percent (85%) for at least one prior quarter.

  "SUBSIDIARY" of a Person shall mean any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled in ordinary circumstances to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person, by one or more of the other Subsidiaries of that Person, or by any combination thereof.

  "TOTAL COMMITMENT" shall mean at any time the aggregate amount of the Banks' Commitments, as in effect at such time, which amount shall not exceed the Maximum Commitment.

  "TOTAL LIABILITIES" of a Person shall mean all liabilities of such Person including without limitation, any mortgage debt whether recourse or non-recourse, letters of credit issued for the account of such Person, unsecured debt, accounts payable, subordinated debt, the full amount of such Person's liability under any Guarantees, any loans to any partnership of which such Person is a general partner and such Person's share of non-recourse debt in unconsolidated Affiliates; provided, however, that "Total Liabilities" shall not include any minority interest attributable to any limited partners in the Borrower but only to the extent such minority interest is convertible to stock (common or preferred) of the General Partner or, as to any consolidated joint venture, the share of any non-recourse debt that is properly allocable to such Person's joint venture partner.

  "TREASURY CONSTANT MATURITIES RATE" means the yield in percent per annum as calculated for each Business Day by the United States Treasury Department for U.S. Government securities adjusted to five (5) year Treasury Constant Maturities, averaged for a calendar week, presently reported weekly in the Federal Reserve Statistical Release H.15 (519).

  "TYPE," when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, "Rate" shall include the LIBO Rate and the Variable Rate.

  "UNENCUMBERED ASSET" shall mean a Project, wholly owned by the Borrower or the General Partner, which shall not be subject to any Liens, stock pledges, negative pledges (other than pursuant to this Credit Agreement) or pledges of partnership interests.

  "UNENCUMBERED NOI" shall mean the sum of the Adjusted NOI of all Unencumbered Assets.

  "UNSECURED INTEREST EXPENSE" of the General Partner shall mean its Interest Expense incurred with respect to that portion of its Total Liabilities that is not secured by a Lien on any of the property or assets of the Borrower or of the General Partner.

  "VARIABLE LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Variable Rate in accordance with the provisions of
Article II.

  "VARIABLE RATE" shall mean, for any day, a rate per annum equal to the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in Phoenix, Arizona; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

  SECTION 1.2 TERMS GENERALLY. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. All financial statements, to the extent applicable, shall be presented on a consolidated basis.

                                    ARTICLE II

                                   THE CREDITS

  SECTION 2.1 COMMITMENTS. Subject to the terms and conditions herein set forth, each Bank agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time on and after the date hereof and until the Maturity Date, in an aggregate principal amount at any time outstanding not to exceed such Bank's Commitment, subject, however, to the conditions that (a) at no time shall (i) the outstanding aggregate principal amount of all Loans made by all Banks exceed (ii) the lesser of the Available Commitment or the Total Commitment and (b) at all times the outstanding aggregate principal amount of all Loans made by each Bank shall equal the product of (i) the percentage which its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Loans. Each Bank's Commitment is set forth opposite its respective name in
Schedule 2.1. Such Commitments may be terminated or reduced from time to time pursuant to Sections 2.10 and 2.20.

  Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow hereunder, on and after the date hereof and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

  SECTION 2.2  LOANS.

    (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Banks ratably in accordance with their Commitments; PROVIDED, HOWEVER, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). The Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of the Minimum Additional Amount and not less than the Minimum Amount (or an aggregate principal amount equal to the remaining balance of the available Commitments).

    (b) Each Bank may make any Eurodollar Loan by causing at its option any domestic branch or Eurodollar Lending Office of such Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Credit Agreement and the applicable Note. The Borrower shall not be entitled to request any Borrowing which, if made, would result in the aggregate number of separate Loans of any Bank being outstanding hereunder at any one time exceeding the Maximum Number (provided that all Borrowings of Variable Rate Loans shall be considered to be a single Loan). For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans, and Eurodollar Loans having the same Interest Period and the same Borrowing shall be considered to be a single Loan.

    (c) Subject to Section 2.4, each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in Phoenix, Arizona, not later than 11:00 a.m., Arizona time, and the Administrative Agent shall by 12:00 noon, Arizona time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent (or such other account as the Borrower may designate) or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Loans shall be made by the Banks pro rata in accordance with Section 2.16. Unless the Administrative Agent shall have received notice from a Bank prior to any Borrowing that such Bank will not make available to the Administrative Agent such Bank's portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Credit Agreement.

    (d) Notwithstanding any other provision of this Credit Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

  SECTION 2.3 NOTICE OF BORROWINGS. In order to request a Borrowing, the Borrower shall give to the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy in the form of Exhibit "A") (a "Borrowing Notice") (a) in the case of a Eurodollar Loan Borrowing, not later than 9:30 a.m., Arizona time, three Business Days before a proposed Borrowing, and (b) in the case of a Variable Loan Borrowing, not later than 9:30 a.m., Arizona time, on the day of a proposed Borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether any Loan then being requested is to be a Eurodollar Loan or a Variable Loan; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if any Loan is to be a Eurodollar Loan, the Interest Period with respect thereto. If no election as to the Type of Loan is specified in any such notice, then the requested Loan shall be a Variable Loan. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

  SECTION 2.4 EXCESS BALANCE REPAYMENT. There shall be due and payable from Borrower to the Banks, and Borrower shall repay to the Banks upon five (5) days notice from the

Administrative Agent, from time to time, any amount by which the outstanding aggregate principal amount of all Loans made by all Banks exceeds the lesser of the Available Commitment or the Total Commitment. The notice from the Administrative Agent shall include evidence and calculations reasonably necessary for it to have made the repayment determination.

  SECTION 2.5  FEES.

    (a) In connection with the Commitment, the Borrower agrees to pay to the Administrative Agent for distribution to the Banks pursuant to Section 8.9 a fee (the "Commitment Fee") in the amount of $843,750.00.

    (b) The Borrower agrees to pay to each Bank, through the Administrative Agent, quarterly in arrears for the calendar quarter ending each March 31, June 30, September 30 and December 31 on a date not later than three Business Days after such calendar quarter has ended and on the date on which the Commitment of such Bank shall be terminated as provided herein, a fee (a "Facility Fee") at a rate per annum equal to the Facility Fee Percentage from time to time in effect on the daily unused amount of the Commitment of such Bank for each day during the preceding calendar quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or any date on which the Commitment of such Bank shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Bank shall commence to accrue on the date hereof and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Bank as provided herein.

    (c) In the event that the Borrower elects to extend the Maturity Date in accordance with Section 2.21 and all of the Banks consent to such extension, Borrower agrees to pay each Bank, through the Administrative Agent a fee (the "Extension Fee") equal to one-quarter percent (0.25%) of the Commitment of such Bank on or before the Current Maturity Date.

    (d) The Borrower agrees to pay the Administrative Agent, for its own account, the fees provided for in the Fee Letter (the "Administration Fees") at the times provided therein.

    (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the Fees shall be refundable under any circumstances.

  SECTION 2.6 NOTES; REPAYMENT OF LOANS. The Loans made by each Bank shall be evidenced by a single Note duly executed on behalf of the Borrower, dated the date of said Bank's Commitment, in substantially the form attached hereto as Exhibit "B" with the blanks appropriately filled, payable to the order of such Bank in a principal amount equal to the Commitment of such Bank. The outstanding principal balance of each Loan, as evidenced by the applicable Note, shall be payable on the Maturity Date. Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in
Section 2.7. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan of such Bank, each payment or prepayment of principal of any Loan and the other information provided for on such schedule; PROVIDED, HOWEVER, that the failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of the relevant Note.

     SECTION 2.7    INTEREST ON LOANS.

          (a) Subject to the provisions of Sections 2.8 and 2.9, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Margin. Interest on each Eurodollar Loan shall be payable on each applicable Interest Payment Date. The LIBO Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrower and each Bank, as appropriate, of such determination.

          (b) Subject to the provisions of Sections 2.8 and 2.9, each Variable Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Variable Rate. Interest on each Variable Loan shall be payable on each applicable Interest Payment Date. The Variable Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrower and each Bank of such determination.

     SECTION 2.8    DEFAULT INTEREST.

          (a) If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.7(b)) equal to the interest rate then in effect plus four percent (4.0%).

          (b) In the event a payment is made in excess of fifteen (15) days after it is due, a late fee equal to four percent (4%) of the late payment will be charged.

     SECTION 2.9 ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Administrative Agent shall have determined that dollar deposits in the principal amounts of said Eurodollar Loan are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Banks holding a majority of the Total Commitment of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall give immediate telecopy notice of such determination to the Borrower and the Banks. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Banks that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing Loan to
Section 2.3 shall be deemed to be a request for a Variable Loan. The basis for each such determination by the Administrative Agent hereunder shall be explained in reasonable detail in the aforesaid notice to the Borrower and the Banks and shall be conclusive absent manifest error.

     SECTION 2.10   TERMINATION AND REDUCTION OF COMMITMENTS.

          (a) The Commitments shall be automatically terminated on the Maturity Date.

          (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce the Total Commitment, PROVIDED, HOWEVER, that each partial reduction of the Total Commitment shall be in an integral multiple of the Minimum Additional Amount and in a minimum principal amount of the Minimum Amount; and PROVIDED FURTHER, that the Borrower shall not be permitted to terminate or reduce the Total Commitment if, as a result, the aggregate principal amount of all Loans outstanding hereunder would exceed the Total Commitment.

          (c) Each reduction in the Commitments hereunder shall be made ratably among the Banks in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Banks, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

     SECTION 2.11 CONVERSION AND CONTINUATION OF LOANS. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 9:30 a.m., Arizona time, on the day of conversion, to convert any Eurodollar Loan into a Variable Loan, (ii) not later than 9:30 a.m., Arizona time, three Business Days prior to conversion or continuation, to convert any Variable Loan into a Eurodollar Loan or to continue any Eurodollar Loan as a Eurodollar Loan for an additional Interest Period, and (iii) not later than 9:30 a.m., Arizona time, three Business Days prior to conversion, to continue the Interest Period with respect to any Eurodollar Loan to another permissible Interest Period, subject in each case to the following:

          (a) Each conversion or continuation shall be made pro rata among the Banks in accordance with the respective principal amounts of the converted or continued Loans;

          (b) If less than all the outstanding principal amount of any Loans shall be converted or continued, the aggregate principal amount of such Loans converted or continued shall be an integral multiple of the Minimum Additional amount and not less than the Minimum Amount;

          (c)  Any Eurodollar Loan may be converted
     only at the end of the Interest Period applicable thereto;

          (d) Any portion of a Eurodollar Loan which has not been converted into or continued as a Eurodollar Loan shall be automatically converted at the end of the Interest Period in effect for such Loan into a Variable Loan.

     Each notice pursuant to this Section 2.11 shall be irrevocable and shall refer to this Credit Agreement and specify (i) the identity and amount of the Loan that the Borrower requests be converted or continued, (ii) whether such Loan is to be converted to or continued as a Eurodollar Loan, or a Variable Loan, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Loan is to be converted to or continued as a Eurodollar Loan, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Banks of any notice given pursuant to this Section 2.11 and of each Bank's portion of any converted or continued Loan. If the Borrower shall not have given notice in accordance with this Section 2.11 to continue any Loan into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section
2.11 to convert such Loan), such Loan shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as a Variable Loan.

     SECTION 2.12   PREPAYMENT.

          (a) The Borrower shall have the right at any time and from time to time to prepay any Loan, in whole or in part, upon one Business Day's written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount which is an integral multiple of the Minimum Additional Amount and not less than the Minimum Amount.

          (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.10 or 2.20, the Borrower shall pay or prepay an amount of the Loans such that the aggregate principal amount of the Loans outstanding will not exceed the Total Commitment after giving effect to such termination or reduction.

          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by interest on the amount being prepaid to the date of payment.

     SECTION 2.13   RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

          (a) Notwithstanding any other provision herein, if after the date of this Credit Agreement any change in applicable law or regulation (either by way of changes in existing laws or regulations or the introductions of new laws or regulations) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan made by such Bank, Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the net income of such Bank), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Bank, including without limitation any reserve requirement that may be applicable to "eurocurrency liabilities" under and as defined in Regulation D, or shall impose on such Bank or the London interbank market any other condition affecting this Credit Agreement or any Eurodollar Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder or under the Notes (in respect of Eurodollar Loans only), whether of principal, interest or otherwise, by an amount deemed by such Bank in good faith to be material, then, subject to Section 2.20, the Borrower will pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

          (b) If any Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Lending Office of such Bank) or any Bank's holding company with any request or directive promulgated after the date hereof regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Credit Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank in good faith to be material, then, subject to
Section 2.20, from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

          (c) A certificate of a Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or the holding company of either as specified in paragraph (a) or (b) above, as the case may be, and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

          (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period; PROVIDED that each Bank will agree to submit claims under this Section 2.13 only if it is the general policy of such Bank to make such claims under comparable provisions of credit agreements with other similarly situated borrowers; PROVIDED FURTHER that no Bank shall be entitled to compensation under this Section 2.13 for any costs incurred or reduction suffered with respect to any date unless such Bank shall have notified the Borrower that it will demand compensation for such costs or reduction under paragraph (c) above not more than 90 days after the later of (i) such date and (ii) the date on which such Bank becomes aware or should have become aware in the exercise of prudent banking practices of the event giving rise to such costs or reduction. Notwithstanding any other provision of this
Section 2.13, no Bank shall demand compensation for any increased cost of reduction referred to above if it shall not at the time be the general policy or practice of such Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section
2.13 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     SECTION 2.14   CHANGE IN LEGALITY.

          (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, subject to Section 2.20, by written notice to the Borrower and to the Administrative Agent setting forth in reasonable detail the relevant circumstances and the effect thereof, such Bank may:

               (i)  Declare that Eurodollar Loans
          will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a Eurodollar Loan shall, as to such Bank only, be deemed a request for a Variable Loan unless such declaration shall be subsequently withdrawn; and

               (ii)  Require that all outstanding
          Eurodollar Loans made by it be converted to Variable Loans, in which event all such Eurodollar Loans shall be automatically converted to Variable Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Bank shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the Variable Loans made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.14, a notice to the Borrower by any Bank shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          (c) Each Bank shall use its best efforts to give prompt notification to the Administrative Agent and the Borrower of any event or prospective event which will give rise to the operation of paragraph (a) of this Section.

     SECTION 2.15 INDEMNITY. The Borrower shall indemnify each Bank on demand against any Redeployment Loss (defined below, which shall not include lost profit) or expense which such Bank may sustain or incur with respect to a Eurodollar Loan as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow, continue or convert any Loan hereunder after irrevocable notice of such borrowing, continuation or conversion has been given pursuant to Section 2.3 or 2.11, as the case may be, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Credit Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Default or Event of Default, including without limitation, in each such case, any loss or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. "Redeployment Loss" shall mean, in each circumstance, the amount equal to any losses, costs, or expenses that a Bank may reasonably incur as a result of such prepayment, including, without limitation, any loss, cost, or expense incurred by reason of the liquidation of reemployment of deposits or other funds acquired by such Bank to fund or maintain the Loan.

A certificate of any Bank setting forth in reasonable detail any amount or amounts which such Bank is entitled to receive pursuant to this Section and setting forth in reasonable detail the manner in which such amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.15 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     SECTION 2.16   PRO RATA TREATMENT.  Except as required under Section
2.14 or permitted by Section 2.20, each Borrowing, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of the Commitment Fee, Extension Fee and Facility Fees, each reduction of the Commitments and continuation of Eurodollar Loans for a successive Interest Period and conversion of any Loan into a Loan of the other Type, shall be allocated pro rata among the Banks in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.17 SHARING OF SETOFFS. Each Bank agrees that if it shall, through the exercise of a right of banker's lien with the consent of the Required Banks, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of the Loans of such Bank shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Bank by reason thereof as fully as if such Bank had made a Loan directly to the Borrower in the amount of such participation.

     SECTION 2.18   PAYMENTS.

          (a) The Borrower shall make each payment (including without limitation principal of or interest on any Loan or any Fees or other amounts) hereunder and under any other Loan Document no later than 12:00 noon, Arizona time, on the date when due in dollars to the Administrative Agent at its offices at 201 North Central Avenue, Phoenix, Arizona, in immediately available funds.

          (b) Whenever any payment (including without limitation principal of or interest on any Loan or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.19   TAXES.

          (a) All payments by the Borrower under this Credit Agreement shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, withholdings or other charges of whatsoever nature and all liabilities with respect thereto, other than any taxes on or measured by the gross or net income of a Bank pursuant to (i) the income and/or franchise tax laws of the jurisdictions in which such Bank is incorporated or organized or in which the principal office of such Bank or the branch that is a party to this Credit Agreement of that Bank is located, and (ii) the income and/or franchise tax laws of the jurisdictions in which the Lending Office or the Eurodollar Lending Office of that Bank are then located (all such nonexcluded taxes, levies, imposts, duties, withholdings and liabilities, net of tax credits available with respect to such excluded taxes as a result of such non-excluded taxes, levies, imposts, duties, withholdings and liabilities, being hereinafter referred to as "Taxes"), shall not be less than the amounts otherwise specified to be paid by the Borrower to or for the account of the Administrative Agent or Bank (or any transferee or assignee (each, a "Transferee")) under this Credit Agreement. Upon request of the Borrower in writing, each Bank shall designate a different Lending Office or Eurodollar Lending Office, as the case may be, if such designation will avoid the imposition of Taxes and if such designation will not, in the sole judgment of such Bank, be otherwise financially disadvantageous to such Bank. With respect to each deduction or withholding for or on account of any Taxes of the Administrative Agent or any Bank (or Transferee), Borrower shall promptly (and in any event not later than 45 days thereafter) furnish to such Administrative Agent or Bank (or Transferee) a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder to the Banks or from the execution, delivery or registration of, or otherwise with respect to, this Credit Agreement or any other Loan Document (hereinafter referred to as "Stamp Taxes"). By making a Loan hereunder, each Bank that is organized outside the United States represents and warrants that as of the Closing Date, it is not aware of any Stamp Tax imposed by the jurisdiction in which it is incorporated that applies to this Credit Agreement or any payment made to such Bank hereunder.

          (c) The Borrower will reimburse each Bank (or Transferee) and the Administrative Agent for the full amount of Taxes and Stamp Taxes (including without limitation any Taxes or Stamp Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) paid by such Bank (or Transferee) or the Administrative Agent, as the case may be, and any liability (including without limitation penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Stamp Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. If a Bank, as the result of any Tax with respect to which the Borrower is required to make a payment pursuant to Section 2.19 shall realize a tax credit or refund in its country or other jurisdiction of incorporation or organization or in the jurisdiction in which its principal office or Lending Office or Eurodollar Lending Office is then located, which tax credit or refund would not have been realized but for the Borrower's payment of such Tax, such Bank shall pay to the Borrower an amount equal to such tax credit or refund (to the extent of amounts that have been paid by the Borrower under Section 2.19 with respect to such credit or refund) net of all out-of-pocket expenses of such Bank; PROVIDED that the Borrower, upon the request of the Bank, agrees to return such credit or refund (plus penalties, interest or other charges) to such Bank in the event such Bank is required to repay such credit or refund to the relevant taxing authority. Any amount required to be calculated pursuant to this Section 2.19(c) shall be calculated in good faith by the Bank (or Transferee) or the Administrative Agent, and such calculation shall be conclusive and binding upon the parties hereto.

          (d) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section
2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (e) Each Bank (or Transferee) that is organized outside the United States (i) on or before the date it becomes a party to this Credit Agreement and (ii) with respect to each Lending Office or Eurodollar Lending Office located outside the United States of such Bank (or Transferee), on or before the date such office or branch becomes a Lending Office or Eurodollar Lending Office, shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224, properly completed and duly executed by such Bank (or Transferee) establishing that payments received hereunder are (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax under a provision of an applicable tax treaty. In addition, each such Bank (or Transferee) shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from the Borrower or the Administrative Agent. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States Federal withholding tax, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

          (f) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) or the Administrative Agent in respect to United States Federal withholding tax pursuant to paragraph (a) or (c) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) or the Administrative Agent to deliver the certificates, documents or other evidence specified in the preceding paragraph (e) unless such failure is attributable to (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment or modification to or a revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case on or after the date such Bank (or Transferee) or the Administrative Agent becomes a party to this Credit Agreement (or, if applicable, on or after the date a Lending Office or Eurodollar Lending Office of such Bank (or Transferee) or Administrative Agent became a Lending Office or Eurodollar Lending Office hereunder).

          (g) Nothing contained in this Section 2.19 shall require any Bank (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes) which it deems to be confidential.

     SECTION 2.20 TERMINATION OR ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES.

          (a) If any Bank (or Transferee) or the Administrative Agent claims any additional amounts payable pursuant to Section 2.13 or Section 2.19 or exercises its rights under Section 2.14, it shall (consistent with legal and regulatory restrictions) (i) promptly notify the Borrower (through the Administrative Agent) of the circumstances giving rise to such additional amounts or the exercise of such rights and (ii) file any certificate or document requested by the Borrower or change the jurisdiction of its applicable Lending Office or take any other action if the making of such a filing or change or the taking of such action would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Bank (or Transferee), be otherwise disadvantageous to such Bank (or Transferee).

          (b) In the event that any Bank shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or the Borrower shall be required to make additional payments to any Bank under Section 2.19, the Borrower shall have the right, at its option and own expense, upon notice to such Bank and the Administrative Agent, (i) in the case of Sections 2.13 or
2.19 only, to terminate the Commitment of such Bank or (ii) in all cases described in this paragraph, to require such Bank to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.4) all its interests, rights and obligations under this Credit Agreement to another financial institution reasonably acceptable to the Administrative Agent which shall assume such obligations; PROVIDED that (i) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the Borrower or the assignee, as the case may be, shall pay to the affected Bank in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

          (c) Each Bank represents and warrants to the Borrower that as of the date hereof it is not aware of any claims available to it under
Section 2.13 or 2.14 or any circumstances which it has determined will enable it to make any such claims.

     SECTION 2.21 EXTENSION. At the option of Borrower, the Maturity Date may be extended beyond the Current Maturity Date subject to the following terms and conditions:

          (a) Borrower (i) on or after ninety (90) days, but no later than thirty (30) days, prior to the Anniversary Date shall have given Administrative Agent written notice that Borrower desires such extension, and (ii) shall have paid to Administrative Agent in cash or immediately available funds on or before the commencement of the extension period, the Extension
     Fee;

          (b) No Event of Default and no event, that with the giving of notice or the passage of time, or both, would be an Event of Default, shall have occurred and be continuing on the date of Borrower's notice of extension to Administrative Agent or on the commencement of the extension period; and

          (c)  All the Banks shall have consented to
     such extension in their sole and absolute discretion.

                           ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Administrative Agent and the Banks as follows:

     SECTION 3.1 ORGANIZATION; POWERS, ETC. (a) The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) the Borrower has the power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required except where the failure to so qualify would not result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower; (c) the Borrower has the corporate power to execute, deliver and perform this Credit Agreement and the other Loan Documents and to borrow hereunder; (d) the General Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (e) the General Partner has the power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required except where the failure to so qualify would not result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the General Partner; (f) the General Partner has the corporate power to execute, deliver and perform the Guaranty and the other Loan Documents; and (g) the General Partner is qualified as a "real estate investment trust" under Section 856, ET SEQ., of the Code.

     SECTION 3.2 AUTHORIZATION, ETC. The execution, delivery and performance by the Borrower of this Credit Agreement, the Borrowings hereunder, and the issuance, execution and delivery of the Notes: (a) have been duly authorized by all requisite partnership action; (b) will not violate (i) any provision of law, any order of any court, or any rule, regulation or order of any other agency of government, (ii) the partnership agreement of the Borrower or (iii) any provision of any material indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its properties or assets are or may be bound; (c) will not be in conflict with, result in a breach of or constitute (alone, with notice, with lapse of time, or with any combination of these factors) a default under any indenture, agreement or other instrument referred to in
(b)(iii) above; and (d) will not result in the creation or imposition of any Lien upon any property or assets of the Borrower that is not a Permitted Lien. Except for filings which may be required under the 1934 Act, no registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Credit Agreement, the execution and delivery of the Notes or the Borrowings hereunder.

     SECTION 3.3    ENFORCEABILITY.

          (a) This Credit Agreement constitutes, and each other Loan Document when duly executed and delivered by the Borrower will constitute, the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights from time to time in effect and to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

          (b) The Guaranty constitutes, and each other Loan Document when, to the extent applicable, duly executed and delivered by the General Partner will constitute, the legal, valid and binding obligation of the General Partner, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights from time to time in effect and to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

     SECTION 3.4 FINANCIAL CONDITION AND INFORMATION. The General Partner has heretofore furnished to each of the Banks copies of (i) its consolidated balance sheet as of the Current Financial Statement Date, and its related consolidated statements of income, stockholder's equity and cash flows for the year ended as of the Current Financial Statement Date, including without limitation the related notes, audited by and including the opinion of the independent public accountants for the General Partner, and (ii) its Annual Report and its Form 10-K for the fiscal year ended as of the Current Financial Statement Date. Such financial statements fairly present the financial condition of the General Partner as of the date thereof and the results of the operations and changes in cash flows of the General Partner for the periods covered thereby. All such financial statements, including related schedules and notes thereto, (consolidated to the extent applicable) have been prepared in accordance with GAAP.

     SECTION 3.5 NO MATERIAL ADVERSE CHANGE. Since the Current Financial Statement Date, there has been no material adverse change in the respective business, operations, assets or condition (financial or otherwise) of the Borrower or of the General Partner (except as disclosed in the financial statements referred to in Section 3.4).

     SECTION 3.6 LITIGATION. Except as set forth in the General Partner SEC filing on Form 10-K for the year ended as of the Current Financial Statement Date, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against the Borrower or the General Partner or any property or rights of the Borrower or the General Partner which would be reasonably likely in the aggregate to (i) materially impair the ability of the Borrower to perform its obligations under this Credit Agreement or the Notes or materially impair the ability of the Borrower or the General Partner to carry on their respective businesses substantially as now being conducted or (ii) result in any material adverse change in their respective businesses, assets, operations, or condition (financial or otherwise) of the Borrower or the General Partner.

     SECTION 3.7    FEDERAL RESERVE REGULATIONS.

          (a) Neither the Borrower nor the General Partner is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately,
(i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, T, U or X.

     SECTION 3.8 INVESTMENT COMPANY ACT. Neither the Borrower nor the General Partner is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 3.9 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor the General Partner is a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 3.10 TAX RETURNS. As of the filing date of the General Partner's Form 10-K, Form 10-Q or Form 8-K most recently filed with the SEC, each of the Borrower and the General Partner has duly filed or caused to be filed all Federal, state and local tax returns which are required to have been filed and has paid or caused to be paid all material taxes required to be paid by it, except taxes the validity of which is being contested in good faith by appropriate proceedings and with respect to which such reserves as are required by GAAP have been set aside on its books.

     SECTION 3.11 ERISA. As of the filing date of the General Partner's Form 10-K, Form 10-Q or Form 8-K most recently filed with the SEC, the General Partner had no material undisclosed ERISA Liabilities under any Plans.

     SECTION 3.12 TITLE TO PROPERTIES: POSSESSION. The Borrower and the General Partner have fee simple title to, or valid leasehold interests in, all their respective material properties and assets, subject only to encumbrances, adverse claims and defects in title which do not involve any risk of loss that is material to the Borrower or the General Partner. All Unencumbered Assets are free and clear of all Liens other than those permitted by Section 6.1. Each of the Borrower and the General Partner has all licenses and rights necessary to enable it to use all material technology used by it in its respective operations.

     SECTION 3.13 USE OF PROCEEDS. The Borrower will use the proceeds of any Borrowing hereunder solely for the purposes set forth in the Recitals.

     SECTION 3.14 ENVIRONMENTAL AND SAFETY MATTERS. As of the filing date of the General Partner's Form 10-K, Form 10-Q or Form 8-K most recently filed with the SEC, the Borrower and the General Partner had no material undisclosed environmental liabilities.

     SECTION 3.15 NO DEFAULT. No event or condition has occurred and is continuing that constitutes an Event of Default.

     SECTION 3.16 SIGNIFICANT DEBT AGREEMENTS. Neither the Borrower nor the General Partner is in default in any material respect under any Significant Debt Agreement.

     SECTION 3.17 COMPLIANCE WITH LAW. Each of the Borrower and the General Partner is in substantial compliance with all laws, rules, regulations, orders and decrees that are applicable to it or its respective properties.

     SECTION 3.18 SURVIVAL OF REPRESENTATIONS. All representations and warranties by the Borrower and the General Partner herein shall survive the making of the Loans and the execution and delivery of the Notes; any investigation at any time made by or on behalf of the Banks shall not diminish the Banks' right to rely on the representations and warranties by the Borrower and the General Partner herein.

     SECTION 3.19 SOLVENT. Each of the Borrower (both before and after giving effect to the Loans contemplated hereby) and the General Partner is solvent, has assets having a fair value in excess of the amount required to pay its respective probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its respective business and the ability to pay its respective debts from time to time incurred in connection therewith as such debts mature.

     SECTION 3.20 LOANS. Each request for a Loan or for the extension of any financial accommodation by the Banks whatsoever shall constitute an affirmation that the representations and warranties contained herein are, in all material respects, true and correct as of the time of such request and no Event of Default known to Borrower shall have occurred and be continuing.

                          ARTICLE IV

                   CONDITIONS TO CREDIT EVENTS

     The obligations of the Banks to make Loans (the foregoing event being called a "Credit Event") are subject to the satisfaction of the following conditions:

     SECTION 4.1    CREDIT EVENTS.  On the date of each Credit Event:

          (a) The Administrative Agent shall have received in respect of each Borrowing a Borrowing Notice (in the form of Exhibit "A") as required by Section 2.3.

          (b) The representations and warranties set forth in Article III hereof shall have been true and correct in all material respects on the date hereof and the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.12,
     3.13, 3.14, 3.15, 3.16, 3.17 and 3.19 shall be true and
     correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c)     At the time of and immediately after
     such Borrowing no Event of Default or Default shall have occurred and be continuing and Borrower shall be in compliance with all Financial Covenants.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower, and where appropriate the Guarantor, on the date of such Borrowing as to the satisfaction of the conditions specified in paragraphs
(b) and (c) of this Section 4.1.

     SECTION 4.2    FIRST CREDIT EVENT.  On the Closing Date:

          (a)  Each Bank shall have received a duly executed
     Credit Agreement and a duly executed Note complying with the provisions of Section 2.6.

          (b) The Administrative Agent and each Bank shall have received favorable written opinions of counsel for the Borrower and the General Partner, dated as of the Closing Date and addressed to the Administrative Agent and each Bank, to the effect set forth in Exhibit "D" hereto, and the Borrower hereby instructs such counsel to deliver such opinions to the Administrative Agent and each Bank.

          (c)     The Administrative Agent and each Bank
     shall have received the duly executed Guaranty from the General Partner.

          (d) All legal matters incident to this Credit
     Agreement and the Credit Events hereunder shall be reasonably satisfactory to the Banks and to counsel for the Administrative Agent.

          (f) The Administrative Agent and each Bank shall have received the following:

               (i)  A copy of the certificate of
          partnership, including all amendments
          thereto, of Borrower, certified as of a
          recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State and in every other state in which it is qualified to do business;

               (ii)  A certificate of the Borrower
          Representative dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the partnership agreement of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the authorizations described in clause (B) below, (B) that attached thereto is a true and complete copy of its partnership authorization authorizing the execution, delivery and performance of the Loan Documents and the Credit Events hereunder, and that such authorizations have not been modified, rescinded or amended and are in full force and effect, (C) that the partnership agreement of the Borrower has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to subparagraph (i) above, and (D) as to the incumbency and specimen signature of each Borrower Representative executing any Loan
          Document or any other document delivered in connection herewith on behalf of the Borrower; and

               (iii)  A certificate of another
          Borrower Representative as to the specimen signature of the Borrower Representative executing the certificate pursuant to (ii) above.

          (f) The Administrative Agent and each Bank shall have received the following:

               (i)  A copy of the certificate or
          articles of incorporation, including all amendments thereto, of the General Partner, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the General

          Partner as of a recent date, from such Secretary of State and in every other state in which it is qualified to do business;

               (ii)  A certificate of the Secretary
          or Assistant Secretary of the General Partner dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Articles of Incorporation and the by-laws of the General Partner as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the General Partner authorizing the execution, delivery and performance of the Loan Documents, the Guaranty and the Credit Events hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
          (C) that the certificate or articles of
          incorporation of the General Partner have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to subparagraph (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the General Partner;
          and

               (iii)  A certificate of another
          officer as to the incumbency and specimen signature of the Secretary or Assistant
          Secretary executing the certificate pursuant to (ii) above.

          (g)  The Administrative Agent shall have
     received a certificate, dated the Closing Date and signed on behalf of the Borrower by a Borrower
     Representative and of the General Partner by a Designated Officer, confirming compliance with the conditions precedent set forth in paragraphs (b) and
     (c) of Section 4.1.

          (h)  The Administrative Agent shall have
     received the Fee Letter and all Fees and other amounts due and payable hereunder or under the other Loan
     Documents on or prior to the Closing Date.

                            ARTICLE V

                      AFFIRMATIVE COVENANTS

     The Borrower and, to the extent applicable, the General Partner each covenants and agrees that, so long as this Credit Agreement shall remain in effect or the principal of or interest on any Loan or any Fee or any other expenses or amounts payable hereunder shall be unpaid, unless the Required Banks shall otherwise consent in writing, it will:

     SECTION 5.1 EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence (except as expressly permitted by Section 6.2), material rights, licenses, permits and franchises material to the conduct of their respective business, except where the failure to preserve or maintain such material rights, licenses, permits and franchises would not have a material adverse effect on the respective business, assets, operations or conditions (financial or otherwise) of the Borrower or the General Partner; comply in all material respects with all applicable laws, rules, regulations, and orders (except that force majeure events will excuse noncompliance so long as noncompliance would not materially impair the creditworthiness of the Borrower or that of the General Partner) whether now in effect or hereafter enacted where the failure to so comply would be reasonably likely to have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower of that of the General Partner; and, at all times maintain and preserve all material property required for the conduct of their respective business as presently or hereafter conducted.

     SECTION 5.2 INSURANCE. Maintain adequate insurance by financially sound and reputable insurers rated A- or better by Best Rating Service of all properties of a character usually insured by companies engaged in the same or a similar business operating on a similar economic scale in the same vicinity against loss or damage resulting from fire, in California earthquake, rent loss or other risks insured against by extended coverage and of the kind customarily insured against by such companies, and maintain in full force and effect public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any properties occupied or controlled by it in such amounts as shall be customary among companies engaged in the same or similar businesses and similarly situated and maintain such other insurance as may be required by law; PROVIDED, HOWEVER, that nothing in this Section 5.2 shall preclude the Borrower or the General Partner from being self-insured to the extent customary with companies in the same or similar business.

     SECTION 5.3 TAXES. Pay and discharge promptly any taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its material property (real or personal), before the same shall become delinquent; PROVIDED, HOWEVER, that neither the Borrower nor the General Partner shall be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and such reserves as are required by GAAP with respect thereto have been set aside on its books.

     SECTION 5.4 FINANCIAL STATEMENTS; REPORTS, ETC. Furnish to the Administrative Agent:

          (a)  ANNUAL STATEMENTS OF THE GENERAL PARTNER:
     Within ninety (90) days after the end of each fiscal year, (i) a consolidated balance sheet of the General Partner as of the close of such fiscal year and the related consolidated statement of income and the results of operations during such year, (ii) a statement of stockholder's equity of the General Partner as of the close of such fiscal year, and (iii) a consolidated statement of cash flows of the General Partner for such fiscal year, in each case audited and setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by the General Partner and acceptable to the Administrative Agent, to the effect that such financial statements have been prepared in accordance with GAAP (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

          (b)  QUARTERLY STATEMENTS OF THE GENERAL PARTNER:
     Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the General Partner, an unaudited (i) balance sheet,
     (ii) statement of income and (iii) statement of cash flows, each showing the financial condition of the General Partner as of the end of such quarter and the results of operations for the then-elapsed portion of the fiscal year, certified by a Financial Officer of the General Partner as being correct and complete and as presenting fairly the financial position and results of operations of the General Partner in accordance with GAAP, in each case subject to normal year-end adjustments.

          (c)  COMPLIANCE CERTIFICATE:  Concurrently
     with each delivery of the statements referred to in (a) and (b) above, a certificate, in the form of Exhibit "F" attached hereto (the "Compliance Certificate"), of a Borrower Representative and a Financial Officer of the General Partner, certifying that to the best of their knowledge no Event of Default or Default has occurred, or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof, specifying any corrective action taken or proposed to be taken with respect thereto, and setting forth in reasonable detail the calculations required to demonstrate compliance with the Financial Covenants, conditions and agreements contained in Article VI hereof.

          (iv) FILINGS: Within ten (10) days of their filing, (i) copies of all reports (other than preliminary proxy statements) filed by the General
     Partner with the SEC (or any Governmental Authority succeeding to any or all of the functions of the SEC) under the requirements of the 1934 Act, or any successor statute, and (ii) if requested by Lender, copies of the Borrower's and the General Partner's federal tax returns.

          (e) FINANCIAL STATEMENTS OF THE BORROWER: If requested by the Administrative Agent, within forty-five (45) days after the close of each fiscal year and within forty-five (45) days after the close of each interim quarterly accounting period of Borrower beginning with the quarter and fiscal year that include the Closing Date, financial statements of Borrower, including a balance sheet, statement of income and expenses and statement of cash flows, all in reasonable detail and prepared according to GAAP; all statements shall be company prepared, shall be certified by the Borrower and shall include a reconciliation to those financial statements provided by the General Partner pursuant to paragraphs (a) and (b) above.

          (f) PROPERTY INFORMATION: Upon reasonable request of the Administrative Agent, all financial information maintained on individual real estate properties owned by the Borrower and the General Partner, including without limitation property cash flow projections, property budgets, operating statements, leasing status reports, contingent liability summary, note receivable summary, summary of cash and cash equivalent, overhead, and capital improvement budgets.

          (g) PROJECTIONS: Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the General Partner and within forty-five (45) days after the end of each fiscal year, projections for the next four fiscal quarters and for the next fiscal year with respect to (i) its quarterly cash flow, (ii) its EBITDA, (iii) its Funds From Operations, (iv) the operating results of Projects under development, (v) the operating results of Projects in lease-up, and (vi) the operating results of all other Projects owned by the Borrower or the General Partner.

          (h) AVAILABLE COMMITMENT: Within ten (10) days after the end of each month, a certificate of a Financial Officer of the General Partner, certifying as to the amount of the Available Commitment and setting forth in reasonable detail the calculations of the Aggregate Value.

          (i) OTHER INFORMATION: Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower and the General Partner as the Administrative Agent may reasonably request.

     SECTION 5.5 LITIGATION AND OTHER NOTICES. Give the Administrative Agent prompt written or telecopy notice of the following:

          (a) Any Event of Default or Default and the steps, if any, proposed to be taken by the Borrower with respect thereto;

          (b) The filing or commencement of any action, suit or formal proceeding at law or in equity or by or before any court or hearing officer of any Governmental Authority, or any other event or condition, which has resulted in, or which is reasonably likely to result in, a material adverse change in the business, operations or condition (financial or otherwise) of the Borrower or of the General Partner and which has not been reported in the General Partner's most recent SEC filings on Form 10-K, 10-Q or 8-K.

     SECTION 5.6 MAINTAINING RECORDS: ACCESS TO PREMISES AND RECORDS. Maintain all financial records in accordance with GAAP, and upon three (3) Business Days prior notice permit representatives of the Administrative Agent and each Bank to have access to such financial records and the premises of the Borrower at reasonable times and to make such excerpts from such records as such representatives may deem necessary.

     SECTION 5.7 USE OF PROCEEDS. Use the proceeds of the Borrowings hereunder solely for the purposes set forth in the Recitals hereto.

     SECTION 5.8 REIT STATUS. With respect to the General Partner, remain at all times qualified as a REIT and be listed on either the New York Stock Exchange or the American Stock Exchange.

     SECTION 5.9    INTEREST RATE AGREEMENTS.

          (a) Borrower shall, within five (5) Business Days after the request of the Required Banks at any time that the Treasury Constant Maturity Rate equals or exceeds 9.25%, institute an interest rate hedging program with respect to the Loans through the purchase or entering into of an interest rate swap or such other interest rate protection product ("INTEREST RATE PROTECTION PRODUCT") made available by the Banks to their customers from time to time or by such other financial institution acceptable to the Borrower and the Required Banks in their reasonable discretion. Any Interest Rate Protection Product shall be offered subject to all customary terms and conditions pertaining thereto, including payment of applicable fees, if any, and credit approvals in connection therewith, and for terms not extending beyond the Maturity Date. Borrower hereby agrees any material default by Borrower under the terms of any Interest Rate Protection Product beyond any applicable grace period provided therein shall constitute an Event of Default hereunder.

          (b) If Borrower purchases an Interest Rate Protection Product from a party other than any Bank ("Third Party Interest Rate
     Protection Product

     Issuer"), then such Interest Rate Protection Product and the Third Party Interest Rate Protection Product Issuer shall be subject to the Required Banks' prior written approval, not to be unreasonably withheld, conditioned or delayed. Borrower hereby agrees any material default by Borrower under the terms of any Interest Rate Protection Product beyond any applicable grace period provided therein shall constitute an Event of Default hereunder.

     SECTION 5.10 BOARD OF DIRECTORS OF THE GENERAL PARTNER. With respect to the General Partner, maintain as a majority of its board of directors who are unaffiliated (in the sole determination of the board of directors of the General Partner, which determination shall be final) with, and who do not receive compensation from the General Partner (other than as a result of status as a director of the General Partner), any advisor or any subsidiaries thereof.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     The Borrower and, to the extent applicable, the General Partner each covenants and agrees that, so long as this Credit Agreement shall remain in effect or the principal of or interest on any Loan or any Fee or any other expenses or amounts payable hereunder shall be unpaid unless the Required Banks shall otherwise consent in writing which consent shall not be unreasonably withheld, it will not:

     SECTION 6.1 LIENS. Incur, create, assume or permit to exist any Liens on any Project so long as it is an Unencumbered Asset that shall have been included by the Borrower in the most recent calculation of the Aggregate Value furnished by it to the Administrative Agent or on any income or rights in respect of any thereof, to secure any Debt unless such Debt is Debt that is otherwise permitted hereunder.

     SECTION 6.2 MERGERS, CONSOLIDATIONS, SALES OF ASSETS. Merge into or consolidate with or acquire any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets whether now owned or hereafter acquired except that if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing any other entity may be merged into the Borrower or the General Partner if the Borrower or the General Partner shall be the surviving entity and no Event of Default or Default has occurred or would occur as a result of such merger or acquisition, provided that in any such merger or acquisition, the surviving entity shall be at least as creditworthy as the Borrower or the General Partner, as applicable, immediately prior to such merger or acquisition. The Banks agree that they shall respond to Borrower's request for consent to any transaction that does not comply with this Section 6.2 within thirty (30) Business Days of receipt of information reasonably requested by each Bank in connection with such request.

     SECTION 6.3 BUSINESS OF BORROWER AND GENERAL PARTNER. Substantially change the nature of the business conducted by the Borrower or the General Partner, which shall consist of the acquisition, construction and/or operation of garden apartments whose buildings do not exceed three (3) stories.

     SECTION 6.4 ERISA LIABILITIES. Create or suffer to exist ERISA Liabilities in an aggregate amount for all Plans in excess of $1,000,000.00.

     SECTION 6.5 ORGANIZATIONAL DOCUMENTS. Change materially its organizational documents.

     SECTION 6.6 LARGE PURCHASE APPROVAL. Purchase any single real property whose purchase price is in excess of $60,000,000.00; the Banks agree that they shall respond to

Borrower's request for consent to purchase any such real property in excess of such amount within ten (10) Business Days of receipt of such request.

     SECTION 6.7 OTHER PURCHASE NOTICE. Make any material asset acquisition other than as described in Section 6.6 without notice to the Administrative Agent together with a certificate indicating that all Financial Covenants shall be complied with after giving effect to such acquisition.

     SECTION 6.8  FINANCIAL RATIOS.  Permit:

          (a) The Adjusted Net Worth of the General Partner to be less than $250,000,000.00 at the end of any fiscal quarter.

          (b) The General Partner's ratio of its Total Liabilities to its Gross Asset Value to be more than 0.55 to 1.0 at the end of any fiscal quarter.

          (c) The General Partner's ratio of its Secured Debt to its Gross Asset Value to be more than 0.40 to 1.0 at the end of any fiscal quarter.

          (d) The General Partner's ratio of its EBITDA to its Interest Expense to be less than 2.25:1.0 during its most recent four (4) fiscal quarters.

          (e) The General Partner's ratio of its EBITDA to the sum of its Debt Service and its Reserve for Replacement to be less than 2.0:1.0 during its most recent four (4) fiscal quarters.

          (f) The ratio of the General Partner's Unencumbered NOI to its Unsecured Interest Expense to be less than 1.75 to 1.0 during its most recent four (4) fiscal quarters.

     SECTION 6.9 CALCULATION OF ITS FINANCIAL COVENANTS. Change the General Partner's method of expensing its costs from that used with respect to its most recent financial statement presented to the Banks before the Closing Date.

     SECTION 6.10 DISTRIBUTIONS. Make distributions to the stockholders of the General Partner that exceed ninety-five percent (95%) of the General Partner's Funds From Operations, subject to the limitations in Section 7.2.

     SECTION 6.11 PERMITTED INVESTMENTS. Make any investments other than in apartment communities and other assets used or useful in the Borrower's business, provided that the Borrower may make investments in the following but only to the extent hereinafter described:

          (a) RAW LAND (I.E. LAND NOT UNDER DEVELOPMENT): An amount not to exceed (i) ten percent (10%) of (ii) the sum of its Net Worth and the value of any minority interests and less its Intangible Assets.

          (b)  CONSTRUCTION IN PROGRESS:  An amount not to exceed
     $150,000,000.00 at any one time.

          (c) OTHER INVESTMENTS: An amount not to exceed twenty percent (20%) of its total assets in other investments which may consist of securities (which are to be valued at cost), mortgages, and joint ventures and partnerships with third parties that are otherwise unaffiliated (which are to be valued at Borrower's net equity investment in the joint venture or partnership).

     SECTION 6.12 FLOATING RATE INDEBTEDNESS. Have outstanding at any time Floating Rate Indebtedness in excess of $225,000,000.00. For this purpose, the amount of Floating Rate Indebtedness deemed to be outstanding under this Credit Agreement shall be equal to the outstanding aggregate principal amount of all Loans made by all Banks hereunder.

     SECTION 6.13 FINANCIAL COVENANTS NONCOMPLIANCE. Upon any noncompliance with the Financial Covenants and so long as such noncompliance continues, make any Borrowings, purchase land or start new construction.

     SECTION 6.14 DEBT. Incur additional Debt that consists of construction financing.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

     SECTION 7.1 EVENT OF DEFAULT. In case of the happening of any of the following events (herein called "Events of Default"):

          (a) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise and such default shall continue for a period of one Business Day after such default;

          (b) interest on any Loan shall not be paid within five calendar days of when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise and such interest shall continue to remain unpaid for a period of one Business Day after such five-day period;

          (c) default shall be made in the payment of any Fee, indemnification amount or any other amount due from the Borrower under the Loan Documents (other than an amount referred to in (a) or (b) above), when and as the same shall become due and payable, and such default shall continue for a period of five Business Days after receipt by the Borrower of written or telecopy notice from the Administrative Agent of such default;

          (d) any representation or warranty made by the Borrower or the General Partner in connection with the Loan Documents or in any report, certificate or other instrument furnished by the Borrower or the General Partner pursuant to the Loan Documents or with the borrowing hereunder shall prove to have been false or misleading in any material respect when made or delivered in accordance with the terms hereof; PROVIDED that if any such breach of representation or warranty has been subsequently remedied (such that if made or given as of the date of remedy it is no longer false or misleading in any material respect) and such breach has caused no material adverse effect on the rights or interests of any Bank under this Credit Agreement, such breach shall no longer constitute a Default or Event of Default hereunder.

          (e) default shall be made in the due observance or performance of any covenant or agreement to be observed or performed on the part of the Borrower or the General Partner contained herein other than as to the payment of money or the Financial Covenants, such default shall continue for a period of thirty (30) days after the receipt by the Borrower of written or telecopy notice from the Administrative Agent of such default or, if such default cannot reasonably be cured within such 30-day period, such additional time, not to exceed additional sixty (60) days, as may be reasonably required to cure the same;

          (f) the Borrower or the General Partner shall fail to make any payment under any Significant Debt Agreement when due (whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any failure by the Borrower or the General Partner to perform any covenant or agreement on either's part to be performed under any Significant Debt Agreement shall result in the acceleration of the maturity of a portion of such Debt;

          (g) the Borrower or the General Partner shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such corporation or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, (vii) become insolvent, or (viii) take corporate action for the purpose of effecting any of the foregoing;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or the General Partner or of a substantial part of its or the General Partner's property under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency or similar law,
     (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or the General Partner or for a substantial part of the property of any of them, or (iii) the winding-up or liquidation of the Borrower or the General Partner and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) either of (A) the occurrence of any one or more Reportable Events or (B) a failure to make a "required payment" under the provisions of Section 412(n)(1) of the Code shall have occurred with respect to any Plan or Plans and the occurrence of either (A) or (B) above shall have resulted in any of (1) liability of the General Partner to the PBGC or to one or more Plans in an aggregate amount exceeding $1,000,000.00, (2) the termination of the respective Plan or Plans by the PBGC, (3) the appointment by the appropriate United
     States District Court of a
     trustee to administer such Plan or Plans or (4) for the imposition of a Lien in favor of such Plan or Plans;

          (j) any material provision of the Loan Documents ceases to be valid and binding on or enforceable against the Borrower or the General Partner, as applicable;

          (k)  there shall have occurred a Change in Control;

          (l)  the occurrence of any default under the Guaranty;

          (m) noncompliance with any Financial Covenant and the continuation thereof for sixty (60) days after notice thereof by the Administrative Agent;

          (n) the Borrower or the General Partner shall claim that the Loan Documents, or any material provision thereof, are not valid, binding on or enforceable against the Borrower or the General Partner, as applicable;

          (o) the entry of any judgment in excess of $1,000,000 against the Borrower or the General Partner that is not adequately covered by insurance; and

          (p) the occurrence of any adverse change in the financial condition of Borrower or the General Partner that the Banks, in their reasonable discretion, deem material, or if the Banks in good faith shall believe that the prospect of payment or performance of the Loan is impaired.

     SECTION 7.2 REMEDIES. Upon the occurrence of any Event of Default, and at any time thereafter during the continuance of such Event of Default, the Administrative Agent, at the request of the Required Banks, may, by written or telecopy notice to the Borrower, take any of the following actions, plus any other actions provided for under this Credit Agreement, the Loan Documents or applicable law, at the same or different times:

          (a)  terminate forthwith the Commitments of the Banks hereunder;

          (b) declare the Loans to be forthwith due and payable, whereupon the principal of such loans, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable together with interest thereon, if applicable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any Note to the contrary notwithstanding;

                                     -49

          (c)  upon the occurrence of an Event of Default described in
     Section 7.1(a), (b) or (c) and the continuation thereof, notify the Borrower that the Borrower shall not (i) purchase any land, and (ii) start any new construction project and notify the General Partner that the General Partner shall not make any distributions to its stockholders;

          (d) notify the General Partner upon the occurrence of any Event of Default other than that described in Section 7.1(a), (b) or (c) and the continuation thereof, that the General Partner shall not make any distributions to its stockholders except for the minimum amount necessary to maintain its status as a REIT; and

          (e) exercise its remedies against the General Partner pursuant to the Guaranty;

PROVIDED, HOWEVER, that in the case of an Event of Default specified in paragraph (g), (h) or (i) above involving the Borrower, without notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall automatically terminate and all such Loans together with all such interest, Fees and other amounts, shall become immediately due and payable, all without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any Note to the contrary notwithstanding.

     SECTION 7.3 OCCURRENCE AND DECLARATION OF AN EVENT OF DEFAULT. If the Administrative Agent obtains actual knowledge of the occurrence of an Event of Default, the Administrative Agent shall, within five (5) Business Days of obtaining such knowledge, give written notice of such occurrence to each of the Banks. In addition, if any Bank obtains actual knowledge of the occurrence of an Event of Default, that Bank shall, within five (5) Business Days of obtaining such knowledge, give written notice of such occurrence to the Administrative Agent and the Administrative Agent shall give written notice of such occurrence to each of the Banks. Immediately upon the Administrative Agent obtaining actual knowledge of the occurrence of an Event of Default, the Administrative Agent shall send a notice (a "Declaration of Default") to the Borrower declaring that an Event of Default has occurred.

     SECTION 7.4    ENFORCEMENT OF REMEDIES.

          (a) PREPARATION OF PLAN BY THE ADMINISTRATIVE AGENT. Within thirty (30) days after the occurrence of a Declaration of Default, the Administrative Agent shall prepare a recommended course of action for the exercise of remedies against the Borrower ("Default Plan") and shall submit the Default Plan to the Banks pursuant to Section 7.5. The Default Plan shall contain a recommendation regarding the manner that any and all rights under the Loan Documents shall be exercised.

          (b) IMPLEMENTATION OF APPROVED PLAN. Once an Approved Plan has been adopted pursuant to Section 7.5, the Administrative Agent shall act in accordance therewith unless otherwise approved by the Required Banks.

          (c) PROPOSAL OF ALTERNATIVE PLANS. If the Administrative Agent fails to submit a Default Plan to the Banks within 30 days after the occurrence of a Declaration of Default, any Bank may submit to the Administrative Agent an alternative plan (the "Alternative Plan") incorporating the elements specified in Section 7.4(a) within fifteen
     (15) days of expiration of the 30-day period. Immediately upon receipt of an Alternative Plan, the Administrative Agent shall submit such plan to the Banks for consideration of approval pursuant to
     Section 7.5.

     SECTION 7.5    APPROVAL PROCESS FOR PROPOSED PLANS.

          (a) MAJORITY BANK APPROVAL PROCESS. The Default Plan, any Alternative Plan (generically, a "Proposed Plan"), and any proposed material modification to an Approved Plan, shall be subject to approval according to this Section 7.5. Any Bank disapproving a Proposed Plan shall specify in reasonable details in a written notice to the Administrative Agent (a "Disapproval Notice") both the grounds for such disapproval and its alternative recommendations as to matters disapproved ("Alternative Recommendations"). Upon disapproval of a Proposed Pan and receipt of a Disapproval Notice and Alternative Recommendations from one or more Banks, the Administrative Agent shall submit the Disapproval Notices, including the Alternative Recommendations, to the Banks for reconsideration. Unless the Required Banks approve the Proposed Plan, as modified by one or more of the Alternative Recommendations, within ten (10) days after the Alternative Recommendations have been given to the Banks, the matter shall be resolved in the manner set forth in Section 7.5(b). However, if the Required Banks approve the Proposed Plan, as modified by one or more of the Alternative Recommendations, within the ten (10) day period, the Proposed Plan, as so modified, will be deemed adopted (the "Approved Plan").

          (b) RESOLUTION PROCEDURES. If the Required Banks cannot agree on a Proposed Plan pursuant to the provisions of Section 7.5(a), the matter (the "Disputed Matter") shall be resolved in accordance with the following provisions and procedures:

               (i) The Disputed Matter will be resolved by the decision of one neutral individual (the "Neutral") in accordance with the provisions of this Section 7.5(b). The fees for the Neutral will be paid by the Banks in proportion to their pro rata Commitments.

          Each Bank will bear its own attorneys' fees and costs in connection with the procedures set forth in this Section 7.5(b).

               (ii) Within five (5) Business Days of expiration of the 10-day period in Section 7.5(a), if the Required Banks have not agreed on a mutually acceptable Neutral to resolve the Disputed Matter, the Administrative Agent shall obtain from the Center for Public Resources a list of four (4) individuals from the CPR Panels of Distinguished Neutrals, each of whom shall have experience and expertise in commercial lending matters. Each of the three (3) Banks having the largest Commitments shall be entitled to strike one name from the list. The individual remaining on the list after such strike rights have been exercised will be the Neutral. If after all strike rights are exercised, more than one individual remains on the list, the Administrative Agent shall select the Neutral from among the remaining individuals.

               (iii)  Within five (5) Business Days following
          appointment of the Neutral, the Administrative Agent shall provide the Neutral with copies of the Proposed Plan and any Alternative Recommendations.

               (iv) A hearing before the Neutral shall be held in the offices of the Administrative Agent not earlier than 30 days from appointment of the Neutral and not later than 45 days following the appointment, as determined by the Neutral. The Neutral shall advise the Banks of the date of the hearing within five (5) days of appointment.

                                  ARTICLE VIII

                  THE ADMINISTRATIVE AGENT; INTERBANK AGREEMENT

     SECTION 8.1 APPOINTMENT. In order to expedite the transactions contemplated by this Credit Agreement, Bank One, Arizona, NA, is hereby appointed to act as Administrative Agent on behalf of the Banks, and Bank of America National Trust and Savings Association and Wells Fargo Bank, National Association are hereby appointed as Co-Agents. Each of the Banks, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks all payments of principal of and interest on the Loans and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received in accordance with this Article VIII; (b) to give notice on behalf of each of the Banks to the Borrower of any Default or Event of Default specified in this Credit Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Credit Agreement as received by the Administrative Agent.

     SECTION 8.2 LIABILITY. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such to any Bank for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Banks or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Credit Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks and each subsequent holder of any Note. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     SECTION 8.3  ACTION BY ADMINISTRATIVE AGENT.

          (a) The Banks hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Credit Agreement unless it shall be requested in writing to do so by the Required Banks.

          (b) Unless in each case consented to in writing by all the Banks, the Administrative Agent shall not (i) agree to the modification or waiver of any of the terms of any of the Loan Documents, or (ii) consent to any act or omission by the Borrower, or (iii) exercise any rights which the Administrative Agent may have with respect to the Loans, the Notes, or any of the other Loan Documents, if any such agreement, consent or exercise would:

               (i) change or modify the interest rate and repayment provisions set forth in the Loan Documents;

               (ii)  increase the Maximum Commitment of the Loans;

               (iii) extend the Maturity Date of the Loans;

               (iv) postpone any date for payment or forgive the payment of principal of, or interest on, the Loans or the payment of any other sum due under the Loan Documents;

               (v)   change or modify or waive any Financial Covenant;

               (vi)  waive any Event of Default; or

               (vii) allow any assignment by Borrower of any right or interest in the Loan Documents.

          (c) Upon receipt of a Borrowing Notice from the Borrower, the Administrative Agent shall provide to each Bank a copy of such Borrowing Notice by telecopy notice (or telephone notice promptly confirmed by telecopy) (i) in the case of a Eurodollar Loan Borrowing, not later than 10:00 a.m., Arizona time, three Business Days before a proposed

Borrowing, and (b) in the case of a Variable Loan Borrowing, not later than 10:00 a.m., Arizona time, on the day of a proposed Borrowing.

          (d) The Administrative Agent agrees to distribute to each Bank its pro rata share of each payment or prepayment of principal of any Loan, each payment of interest on the Loans, and each payment of the Commitment Fee, Extension Fee and Facility Fees that is received from the Borrower prior to 12:00 noon, Arizona time, by 4:00 p.m., Arizona time.

          (e) The Administrative Agent agrees to distribute promptly to each Bank a copy of all information received from the Borrower and the General Partner.

          (f) The Administrative Agent agrees to distribute no later than thirty (30) days after the Closing Date to each Bank a copy of the Loan Documents.

     SECTION 8.4  QUALIFICATION, REPLACEMENT OF ADMINISTRATIVE AGENT.

          (a) The Administrative Agent agrees that, so long as it remains as the Administrative Agent, its Commitment as a Bank shall not be less than the Commitment of any other Bank. In the event that the Commitment of the Administrative Agent as a Bank should be less than that of any other Bank for at least ninety (90) days, the Required Banks may cause the Administrative Agent to resign as Administrative Agent hereunder.

          (b) Subject to giving thirty (30) days' prior written notice to the Banks, the Administrative Agent may resign as Administrative Agent hereunder without the consent of any of the Banks. In addition, if any Governmental Authority issues an order or directive or otherwise makes a determination (a "Governmental Order"), the effect of which is to determine or provide that the performance by the Administrative Agent of its duties pursuant to this Credit Agreement violates applicable laws, rules, or regulations or is otherwise prohibited, the Administrative Agent may resign as an agent without the consent of any of the Banks by giving 30 days prior written notice of such resignation to the Banks unless a shorter notice period or no notice period is required by such Governmental Order. If, by making one or more changes in the Administrative Agent's administration of the Loans or in such Administrative Agent's duties under this Credit
Agreement or the Loan Documents or that otherwise relate solely and exclusively to the credit facility made available pursuant to the Loan Documents (a "Conforming Change"), such Administrative Agent would be permitted to continue to serve as the Administrative Agent under the Governmental Order and if the Required Banks approve the Conforming Change (unless the Conforming Change is a provision of this Credit Agreement that requires approval from all of the Banks, in which case the Conforming Change must be approved by all of the Banks), the Administrative Agent will implement the Conforming Change and will not resign under this Section 8.4(b).

                                     -55

          (c) In addition, the Administrative Agent may be removed by the Required Banks (determined without regard to a Bank acting as the Administrative Agent proposed for removal) if:

               (i) The Administrative Agent shall have failed to pay to any Bank any amount due to such Bank pursuant to this Credit Agreement within five (5) days of the date such payment is due from the Administrative Agent to such Bank;

               (ii) (A) Shall have failed to perform any of its obligations under this Credit Agreement in any material respect (other than the obligations referenced in Section ___ with respect to the Administrative Agent), and such failure shall not have been cured within 30 days after written notice by any Bank (other than a Bank which acts as such Administrative Agent) to such Administrative Agent of such failure, or if such failure cannot reasonably be cured within such 30 day period, within such longer period of time as may be necessary to complete such cure so long as such Administrative Agent commences such cure within such 30 day period and thereafter diligently pursues such cure to completion;

                    (B) Shall institute or be subject to any bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation or similar proceedings under state or federal law; or

                    (C)  Is a Defaulting Bank;

     PROVIDED, HOWEVER, that the removal of such Administrative Agent shall not in any way affect the rights and obligations of the Administrative Agent as a Bank or relieve the Administrative Agent from liabilities arising prior to such resignation or removal.

          (d) Upon the resignation or removal of the Administrative Agent, such Administrative Agent shall continue to act as the Administrative Agent pursuant to this Credit Agreement for up to 60 days (or such longer period as is specified by the Required Banks not including the resigning or removed Administrative Agent), unless prohibited from doing so by a final order of a Governmental Authority, in order to provide the Banks the opportunity to obtain a successor. Notwithstanding such resignation or removal, the Administrative Agent resigning or being removed will cooperate with the other Banks in obtaining a new Administrative Agent. Such cooperation shall include providing all procedures, manuals, computer software and other systems (other than such procedures, manuals, computer software and other systems that may be proprietary, contain or constitute trade or similar secrets, or be subject to any applicable privileges or confidentiality obligations) used by such Administrative Agent in performing the duties and obligations pursuant to this Credit Agreement to the extent that such Administrative Agent may legally do so.

          (e) The successor Administrative Agent shall be selected by the Required Banks (other than the Bank acting as the Administrative Agent resigning or being removed) and, unless otherwise agreed by all of the Banks, must be a banking institution with sophisticated experience and expertise in the operation and administration of revolving creditors held for its own account and with net assets of at least $20,000,000,000. The resignation or removal of the Administrative Agent shall be effective upon the earlier of the expiration of such 60 day period (or applicable Required Banks-approved longer period) or the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent. Upon such acceptance of the appointment, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the respective retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from duties and obligations as the Administrative Agent under this Credit Agreement arising after the date of such resignation or removal becomes effective. Notwithstanding the Administrative Agent's resignation or removal as provided herein, the provisions of this Credit Agreement shall inure to the benefit of and be binding upon such Administrative Agent as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Credit Agreement.

          As to any matters which, pursuant to this Credit Agreement, are subject to the consent, approval, or direction of, or determination by, all of the Banks or the Required Banks, the Administrative Agent or the Co-Agents, as the case may be, shall take action in such matters as directed by all of the Banks or the Required Banks, as the case may be, and neither the Administrative Agent nor the Co-Agents shall be permitted or required to exercise any discretion or take any action except upon the written instructions or concurrence of all of the Banks or the Required Banks, as the case may be, which instructions shall be binding upon all of the Banks. The Administrative Agents and their respective directors, officers, agent and employees shall be fully protected in acting or in refraining from acting upon such instructions, but in no event shall the Administrative Agents be required to take any action which is contrary to the Loan Documents or applicable law, rules and regulations. With respect to any matters as to which either this Credit Agreement or the Loan Documents grants the Administrative Agent or the Co-Agents discretion and as to which this Credit Agreement does not specifically impose any requirement to obtain the consent or direction of the Banks or the Required Banks with respect to the particular matter, the Administrative Agent may take such action or refrain from taking action as the Administrative Agent shall determine in the exercise of its or their reasonable discretion; however, the Administrative Agent shall not be required to exercise any discretion or take any action with respect to such matters, and the Administrative Agent may request a determination or decision in such matters from the Required Banks or all of the Banks pursuant to the procedures set forth in Section 8.3. In acting hereunder as the Administrative Agent, the Administrative Agent shall be acting (i) for its own account as one of the Banks and for the account of and as agent of the other

Banks, to the extent of the pro rata Commitment of each of the Banks in the Loans; and (ii) for its own account as the Administrative Agent and for the account of and as agent for the Co-Agents, each to the extent of their interests in the Loans.

     SECTION 8.5 AGENT AS BANK. With respect to the Loans made by it hereunder and the Notes issued to it, the Administrative Agent in its individual capacity and not as an Administrative Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

     SECTION 8.6 OWNERSHIP AND POSSESSION OF LOAN DOCUMENTS. Each Bank shall own an undivided interest in the Loans and the Loan Documents equal to its pro rata Commitment from time to time. The Administrative Agent shall hold the Loan Documents in its possession, as agent, at its office at 241 North Central Avenue., 20th Floor, Phoenix, Arizona 85001, or at such other location as the Administrative Agent shall designate in writing to the Banks, for the pro rata benefit of itself as one of the Banks and each of the other Banks; PROVIDED, HOWEVER, that the Administrative Agent shall deliver to each Bank an original promissory note executed by the Borrower and evidencing such Bank's maximum Commitment. The Administrative Agent shall keep and maintain complete and accurate files and records of all matters pertaining to the Loans. Upon reasonable prior notice to the Administrative Agent by a Bank, the files and records shall be made available to such Bank and its respective representatives and agents for inspection and copying during normal business hours.

     SECTION 8.7 INDEMNIFICATION. Each Bank agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any commercially reasonable expenses incurred for the benefit of the Banks by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, which shall not have been reimbursed by the Borrower and
(ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Credit Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Credit Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; PROVIDED that no Person shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

     SECTION 8.8 INDEPENDENT CREDIT ANALYSIS. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

     SECTION 8.9    PROCESS FOR OBTAINING APPROVAL OF THE BANKS.

          (a) With respect to obtaining the consent, approval, or determination of all of the Banks or of the Required Banks, the Administrative Agent or any Bank may request that the Banks make a determination pursuant to this Credit Agreement. In the case of a request by any such Bank, the request shall be made through the Administrative Agent and the Administrative Agent shall request a determination of the Banks in accordance with this Section 8.9. All communications from the Administrative Agent to the Banks requesting the Banks' determination, consent, approval, disapproval and/or joinder shall:

               (i) Be given in the form of a written notice to each of the Banks;

               (ii) Be accompanied by a description of the matter or thing as to which such determination, approval, consent, disapproval or joinder is requested, and shall advise each of the Banks where such matter or thing may be inspected, or shall otherwise adequately describe the matter or issue to be resolved;

               (iii) Include, to the extent not previously provided to the Banks, all written materials (to the extent necessary to make an informed decision) and a description of all oral information (to the extent necessary to make an informed decision) provided to the Administrative Agent in respect of the matter or issue to be resolved; and

               (iv) Include such other information and recommendations as the Administrative Agent may reasonably deem appropriate.

          (b) The Banks shall reply within 15 Business Days after such written notice is given by the Administrative Agent; PROVIDED, HOWEVER, that if the Administrative Agent notifies the Banks that, pursuant to the Loan Documents, the matter with respect to which such consent, approval, disapproval ro joinder is sought requires that the Administrative Agent respond within a certain time period and/or provides that if a response is not given within a certain time period such approval or consent shall be deemed given, the Banks shall reply by the earlier of (i) 3

Business Days before such time period expires (as designated by the Administrative Agent) or (ii) 5 Business Days after such written notice is given by the Administrative Agent.

          (c) With respect to each Bank, unless the Bank shall give written notice to the Administrative Agent that such Bank does not consent to or approve any matter as to which such Bank's consent or approval is sought within the applicable time frame, such Bank shall be deemed to have approved of or consented to such recommendation or determination.

     SECTION 8.10 NOTICES AND COMMUNICATIONS TO THE BANKS. All communications to the Banks relating to the Loan Documents and the Borrowings shall be sent by or through the Administrative Agent. The Administrative Agent shall promptly provide the Banks with copies of all financial statements and other materials delivered by the Borrower to the Administrative Agent pursuant to Section 5.4 of the Credit Agreement. The Banks agree to keep such financial statements confidential, except to the extent disclosure is required by applicable laws, rules and regulations, judicial process, or to the extent that such information is otherwise publicly available and except that the Banks may deliver such information to their Affiliates, attorneys, accountants, and consultants. The Administrative Agent shall also, within 5 Business Day of receipt, deliver to the Banks copies of all notices (including, without limitation, notices of default) and other communications of a material nature relating to the obligations which are set or received by the Administrative Agent. To the extent any Bank receives any notices, communications, or other information relating to the Loans, such Bank shall promptly give copies of all such items to the Administrative Agent. Notices and other communications sent to one Bank shall be sent concurrently to all of the Banks unless the communication is being given by the Administrative Agent to an individual in a Bank who is assisting the Administrative Agent in the performance of the Administrative Agent's duties under this Credit Agreement. A Bank may, upon reasonable notice to the Administrative Agent, examine the Administrative Agent's books and records with respect to the Loans, provided that such Bank shall keep all such books and records confidential, except to the extent disclosure is required by applicable laws, rules and regulations, judicial process, or to the extent that such information is otherwise publicly available and except that such Bank may deliver such information to its Affiliates, attorneys, accountants and consultants.

     SECTION 8.11 RELATIONSHIP WITH THE BORROWER. Consistent with the agency established hereunder, the Banks acknowledge and agree that the Administrative Agent, in accordance with their respective rights and duties under the Loan Documents, shall have the sole and exclusive authority to bind the Administrative Agent, and the Banks with respect to matters relating to the Loan Documents. To the extent that any matter has been approved by all of the Banks or by a Required Bank in accordance with the provisions of this Credit Agreement, the Administrative Agent is authorized to execute such documents and instruments as the Administrative Agent may deem prudent to evidence and confirm such approval.

     SECTION 8.12 PAYMENTS.

          (a) The Banks shall be entitled to interest on the amount of Borrowings held by each Bank for the period of time such Borrowings are outstanding at the rates set forth in the Credit Agreement, to the extent that such payments are actually received from the Borrower. If permitted pursuant to
Section 2.8 of the Credit Agreement, the Administrative Agent shall charge and collect interest at the Default Rate unless the Required Banks otherwise agree.

          (b) On the Closing Date, the Commitment Fee shall be distributed to each Bank in an amount equal to 0.375% (the "Commitment Percentage") of the Commitment of such bank in effect on the Closing Date.

          (c) Other Fees to the extent applicable shall be paid to the Banks in accordance with Section 2.5.

          (i) The Banks shall be entitled to their respective pro rata share in all late charges ("Late Charges") under Section 2.8 of the Credit Agreement, to the extent collected.

                  (ii) Amounts paid by the Borrower pursuant to any provision of the Loan Documents providing for payment, compensation, or reimbursement to one or more, but not necessarily all, of the Banks, shall be paid to the Bank or Banks incurring such expenses or otherwise entitled to compensation under any of those provisions, with each Bank entitled to receive any payment, reimbursement, or compensation pursuant to any of such Sections or other provisions being obligated to provide to the Administrative Agent and the Borrower a certificate setting forth in reasonable detail the basis for the amount of any request for compensation, payment or reimbursement under any of those Sections or other provisions.

                  (iii) Regular monthly payments of interest, payment of the fees described in Section 2.5, and any other payments to the Administrative Agent on behalf of the Banks (other than payments to be applied to the outstanding principal amount of Borrowings, which payments will be applied as provided in Section 8.13), received by the Administrative Agent before 11:00 a.m. (Phoenix, Arizona time) on any Business Day shall be made available to the Banks and/or the Agents entitled thereto on or before 2:00 p.m. (Phoenix, Arizona time) on the same Business Day. Any such payments received after 11:00 a.m. (Phoenix, Arizona time) on any Business Day shall be made available to the Banks on or before 11:00 a.m. (Phoenix, Arizona time) on the immediately following Business Day.

                  (iv) If and to the extent any Bank shall not have made any payment required pursuant to Section 2.2, such Bank agrees to pay the

     Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent as provided in Section 2.2(c). The failure of any Bank to make available to the Administrative Agent any amount required pursuant to Section 2.2 shall not relieve any other Bank of its obligation hereunder to make available as aforesaid such payment, as specified above, nor shall any Bank be relieved of its obligations to make such payments for any other reason.

                  (v) Funds shall be transferred to the Banks in accordance with the funds transfer instructions given to the Administrative Agent and by the Administrative Agent to the Banks from time to time.

     SECTION 8.13 APPLICATION OF PAYMENTS.

          (a) All amounts which pursuant to the Loan Documents are to be applied to the outstanding principal amount of Borrowings shall be so applied.

          (b) All other monies collected or received by the Administrative Agent on account of the Loans or in respect of security for the Loans, directly or indirectly, shall be applied in the following order of priority, except to the extent otherwise required by Article II of this Credit Agreement, in which case the provisions of Article II shall control:

                  (i) To the payment of all costs and expenses due to the Administrative Agent and/or the Banks pursuant to the Loan Documents, including costs incurred in collection of such monies, including, without limitation, the payment to the Banks of the Late Charges referred to in Section 8.12 and the other amounts described in
     Section 8.12;

                  (ii) To outstanding interest on the Advances, which amount shall be allocated between the Banks in accordance with the actual principal amount of Advances held by each Bank throughout the period in question as determined by the Administrative Agent on a daily basis; PROVIDED, HOWEVER, that if amounts received by the Administrative Agent are not sufficient to pay in full all such outstanding interest on the Advances, such amount shall be allocated among the Banks pro rata in accordance with the amount of Advances held by each Bank during the period in question;

                  (iii) To the payment of principal on the Borrowings in accordance with the principal amount of Borrowings held by each Bank; and

                  (iv) To the Banks in accordance with their respective pro rata share.

     SECTION 8.14 DEFAULTS.

          (a) DEFAULTING BANKS. If for any reason any of the Banks shall fail or refuse to abide by its obligations under the Loan Documents (each a "Defaulting Bank"), then, in addition to the rights and remedies that may be available to the Administrative Agent, the Co-Agents and the other Banks at law and in equity, but subject to the notice and cure periods hereinafter set forth, such Defaulting Bank's right to participate in the administration of the Loans and the Loan Documents, including without limitation, any rights to consent to or direct any action or inaction of the Administrative Agent, the Co-Agents, all of the Banks, or to be taken into account in the calculation of the Required Banks (other than the right to vote with respect to a decision to extend the Maturity Date), shall be suspended during the pendency of such failure or refusal. A Bank shall be deemed to be a Defaulting Bank if (i) such Bank shall have failed to pay to the Administrative Agent any amount due pursuant to this Credit Agreement within 5 Business Days after written notice by the Administrative Agent to such Bank stating such payment is due from such Bank to the Administrative Agent; (ii) such Bank shall have failed to perform any of its other obligations under this Credit Agreement or the Loan Documents in any material respect. and such failure shall not have been cured within 30 days after written notice by the Administrative Agent to such Bank of such failure, or if such failure cannot reasonably be cured within such 30 day period, within such longer period of time as may be necessary to complete such cure, so long as such Bank commences such cure within such 30-day period and thereafter diligently pursues such cure to completion within not more than 120 days after such written notice; or (iii) such Bank shall institute or be subject to any bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation or similar proceedings under state or federal law; provided, however, in the case of a failure described in clause (i) or clause (ii) of this sentence, if within the 5-Business Day period described in clause (i) or the 30 day period described in clause (ii), as applicable, the Bank in question in good faith disputes such default asserting that such default has not occurred (and provided that such Bank has satisfied its funding obligations pursuant to the provisions of Section 2.2), such Bank shall not be deemed to be a Defaulting Bank until such Bank is found to be in default pursuant to a final judicial or arbitration determination and such Bank does not thereafter take the action necessary to cure the default within 10 Business Days following the date of the final determination. If the Administrative Agent is a Defaulting Bank, the removal of the Administrative Agent may occur pursuant to Section 8.4. A Bank that is a "Defaulting Bank" under the Credit Agreement will automatically be deemed in default under this Credit Agreement and will also be a Defaulting Bank under this Credit Agreement.

          (b)     CERTAIN REMEDIES WITH RESPECT TO DEFAULTING BANKS.

                  (i) During any period that a Bank is a Defaulting Bank, such Bank shall not be entitled to interest with respect to its interest in any Advances held by such Defaulting Bank and any interest paid by the Borrower with respect to such interest shall, except as otherwise provided in this Article 8, be allocated among the Current Banks according to their pro rata shares.

                  (ii) With respect to each Defaulting Bank, any Current Bank shall, in addition to any other rights or remedies available at law or equity, be entitled, at its option, to do either or both of the following:

                         (A)  In the case of the failure of a
          Defaulting Bank to pay its pro rata share (the "Defaulting Bank's Share") in an Advance made pursuant to Section 2.2, to pay to the Administrative Agent the Defaulting Bank's Share (pro rata if made by more than one Current Bank, based on the pro rata shares of the Current Banks making the payment). If one or more of the Current Banks pays the Defaulting Banks' Share, in addition to any other rights and remedies available to the Banks, each Current Bank making such payment may elect to do either of the following with respect to the payment made by such Current Bank:

                              (1)  Notify the Administrative
                  Agent to adjust the pro rata shares of the Defaulting Bank and the Current Bank making payment of the Defaulting Bank's Share, allocating the Defaulting Bank's Share to the Current Bank as of the date the Advance was made; or

                              (2)  Receive all amounts which
                  the Defaulting Bank would otherwise be
                  entitled to receive pursuant to this Credit
                  Agreement with respect to the Defaulting
                  Bank's Share (including interest accruing under the Loan Documents on the Advance, to the extent of the Defaulting Bank's Share of such Advance), pro rata according to the portion of the Defaulting Bank's Share paid by such Current Bank, until such Current Bank has been repaid the full amount of the Defaulting Bank's Share, together with accrued interest paid by the Borrower under the Credit Agreement with respect thereto.


          If none of the Current Banks elects to fund the Advance for the Defaulting Bank, the Administrative Agent shall be entitled to collect interest from the Defaulting Bank pursuant to Section 2.2 for the period from the date on which the payment was due (which in the case of a Bank which disputes an alleged default pursuant to Section 2.2 shall be the date the payment was originally due notwithstanding the fact that the Bank was later determined to be in default and is granted a period of time in which to cure the default) until the date on which the payment is made and to withhold or set off, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to the Defaulting Bank under this Credit Agreement. If one or more Current Banks funds the Advance for the Defaulting Bank and if the Administrative Agent has previously advanced funds pursuant to Section 2.2 on behalf of the Defaulting Bank, the Administrative Agent shall be entitled to collect from the Defaulting Bank any interest due pursuant to Section 2.2 from the date of the Borrowing by the Administrative Agent until the Current Bank(s) fund the Borrowing or Protective Borrowing to the Administrative Agent.

                         (B)  To bring an action or suit against the
          Defaulting Bank in a court of competent jurisdiction to recover the defaulted amount and any related interest and otherwise exercise any available rights and remedies.

     SECTION 8.15 PURCHASE OF DEFAULTING BANK'S INTEREST AFTER DEFAULT.   If a
Bank becomes a Defaulting Bank under Section 8.14, BOAZ (provided it is not the Defaulting Bank) shall have the right, but not the obligation, in its sole discretion, to acquire all of such Defaulting Bank's interest in the Commitment and the Loans pursuant to the provisions of this Section 8.15. In the event that BOAZ does not exercise its right to so acquire all of the Defaulting Bank's interest in the Commitment and the Loans. within 30 days after such Bank becomes a Defaulting Bank, then each of Banks which is not a Defaulting Bank, including BOAZ (a "Current Bank") shall have the right. but not the obligation, in their sole discretion to acquire (or if more than one Current Bank exercises such right, each such Current Bank shall have the right to acquire, pro rata according to their pro rata shares, or in such other proportions as they may mutually agree), the interest in the Commitment and the Loans of a Defaulting Bank. Upon any such purchase, the Defaulting Bank's interest in the Commitment and the Loans and its rights hereunder as a Bank (but not its liability in respect thereof or under the Loan Documents or this Credit Agreement for events occurring prior to such purchase) shall terminate at the date of purchase, and the Defaulting Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest including an assignment and acceptance agreement. Current Banks exercising purchase rights under this Credit Agreement must, as a precondition to the exercise of such rights, concurrently exercise their corresponding purchase rights under this Credit Agreement.

     SECTION 8.16 PURCHASE PRICE AND PAYMENT FOR DEFAULTING BANK'S INTEREST.
The purchase price for the interest in the Commitment and the Loans of a Defaulting Bank shall be equal to the total outstanding Advances owned by the Borrower to the Defaulting Bank as of the date of such purchase. Payment of the purchase price for the Defaulting Bank's interest in the Commitment and the Loans so acquired shall be deferred and shall be limited to and made only from the repayment of the outstanding principal balance of the Loans and only to the extent such principal repayments result in permanent Commitment reductions, if and as received by the purchasing Bank or the Banks on account of the Loans previously owned by the Defaulting Bank. The Defaulting Bank shall not be entitled to interest on the purchase price for the Defaulting Bank's interest in the Commitment and the Loans, and interest paid by the Borrower with respect to the purchased interest shall be retained by the purchasing Bank. There shall be no recourse against any Current Bank or the Administrative Agent, for the payment of such sums except to the extent of the receipt of payments from the Borrower in respect of the Loans. Payments to the Defaulting Bank shall be made promptly after the time of receipt of such payments by Administrative Agent.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1 NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

          (a) if to the Borrower and the General Partner, to it at 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251,
     Attention: Paul R. Fannin;

          (b) if to the Administrative Agent, to it at Post Office Box 29542, Phoenix, Arizona 85038, Attention: Western Region Real Estate Finance Division, Dept. A365, Bruce Hart;

          (c) if to a Bank, to it at its address (or telecopy number) set forth in Schedule 2.1 or in the Assignment and Acceptance pursuant to which such Bank shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.1.

     SECTION 9.2 SURVIVAL OF CREDIT AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the Banks and shall survive the making by the Banks of the Loans, and the execution and delivery to the Banks of the Notes evidencing such Loans, regardless of any investigation made by the Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Credit Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

     SECTION 9.3 BINDING EFFECT. This Credit Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Bank, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Banks and the Administrative Agent.

     SECTION 9.4  SUCCESSORS AND ASSIGNS.

          (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Banks that are contained in this Credit Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Bank at its own expense may assign to one or more assignees that is a Qualified Bank all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (ii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000.00, (iii) the amount of the Commitment retained by the assigning Bank, unless the Assignment and Acceptance covers all or the remaining portion of the assigning Bank's interest, rights and obligations under this Credit Agreement, after each such assignment shall not be less than $10,000,000.00, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment, (v) any increased costs by reason of any such assignment will not be borne by the Borrower, (vi) assignee shall be Bank unless in each case consented to in writing by all the Banks,
(vii) the assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire, and (viii) if the assignee shall not be a Bank, the Borrower shall have consented to such assignment, which consent shall not unreasonably be withheld. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.4, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have all the rights and obligations of a Bank under this Credit Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Credit Agreement, such Bank shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.5, as well as to any Fees accrued for its account hereunder and not yet paid)).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement are required to be performed by it as a Bank.

          (d) The Administrative Agent shall maintain at one of its offices in Phoenix, Arizona, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower and the Banks. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assigning Bank in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit "A" hereto. Canceled Notes shall be returned to the Borrower.

          (f) Each Bank may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) such Bank's obligations under this Credit Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Banks (however no participating bank or entity shall be entitled to claim a greater amount than could have been claimed by the Bank from whom the participation was acquired), (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Credit Agreement, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Credit Agreement, and
(v) the Borrower shall not incur any cost from such participation sale. No entity acquiring a participation pursuant to this paragraph (f) shall by virtue of such participation have any direct voting rights under this Credit Agreement, and no agreement between the selling Bank and the purchaser of any such participation shall give such participant any right to consent to, or instruct such Bank with respect to, any action required or permitted to be taken by such Bank hereunder or the exercise by such Bank of its voting rights hereunder, except that such participant may be given the right to consent to waivers or amendments referred to in clause (i) of the first proviso to Section 9.7(b) herein.

          (g) Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.4, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure of such information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such information on terms no less restrictive than those applicable to Banks pursuant to Section 9.16.

          (h) Any Bank may at any time assign all or any portion of its rights under this Credit Agreement and the Notes issued to it to a Federal Reserve Bank; PROVIDED that no such assignment shall release a Bank from any of its obligations hereunder.

          (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Banks.

     SECTION 9.5  EXPENSES; INDEMNITY.

          (a) The Borrower agrees to pay all reasonable out-of-pocket expenses reasonably incurred by the Administrative Agent in connection with the preparation of this Credit Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Administrative Agent or any Bank in connection with the enforcement or protection of their rights in connection with this Credit Agreement and the other Loan Documents or in connection with the Loans made or the Notes issued hereunder, including without limitation the reasonable fees, charges and disbursements of the counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of counsel for the Banks. The Borrower further agrees that it shall indemnify the Banks from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement or any of the other Loan Documents.

          (b) The Borrower agrees to indemnify the Administrative Agent, each Bank and each of their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including without limitation reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Credit Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans, or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) The provisions of this Section 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Credit Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Credit Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Bank. All amounts due under this Section 9.5 shall be payable on written demand therefor.

     SECTION 9.6 APPLICABLE LAW. THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA.

     SECTION 9.7  WAIVERS; AMENDMENT.

          (a) Except as otherwise provided in Section 2.13(d), no failure or delay of the Administrative Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Banks hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Credit Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Credit Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Banks; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each holder of a Note affected thereby, (ii) change or extend the Commitment or decrease the Fees of any Bank without the prior written consent of such Bank, or (iii) amend or modify the provisions of Sections 2.13, 2.14, 2.16, 2.19, 8.3(b), 9.5 or 9.6, the provisions of this Section or the definition of "Required Banks", without the prior written consent of each Bank; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Bank and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

     SECTION 9.8 INTEREST RATE LIMITATION. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Bank, shall exceed the maximum lawful rate (the "Maximum


                                       -72

Rate") which may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest payable under the Notes held by such Bank, together with all Charges payable to such Bank, shall be limited to the Maximum Rate.

     SECTION 9.9 ENTIRE AGREEMENT. This Credit Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Credit Agreement and the other Loan Documents, including without limitation the 1995 Agreement. Nothing in this Credit Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Credit Agreement or the other Loan Documents.

     SECTION 9.10 WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Credit Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Credit Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

     SECTION 9.11 SEVERABILITY. In the event any one or more of the provisions contained in this Credit Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.12 COUNTERPARTS. This Credit Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.3. Delivery of an executed counterpart of a signature page to this Credit Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

     SECTION 9.13 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Credit Agreement.

     SECTION 9.14 ALTERNATIVE DISPUTE RESOLUTION.

          (a) Banks, Administrative Agent and Borrower hereby agree that all controversies and claims arising directly or indirectly out of the Loans, this Credit Agreement or any related documents shall at the written request of any party be arbitrated pursuant to the applicable rules of the American Arbitration Association. The arbitration shall occur in the State of Arizona. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration Act shall apply to the construction and interpretation of this arbitration agreement.

          (b) A single arbitrator shall have the power to render a maximum award of one hundred thousand dollars. When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

          (c) No provision of paragraph (a) shall limit the right of any party to exercise self-help remedies, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Administrative Agent's option, it may enforce its right under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the rights to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding.

     SECTION 9.15 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

          (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of Arizona State court or Federal court of the United States of America sitting in Phoenix, Arizona, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Arizona State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that any Bank may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

          (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any Arizona State or Federal court sitting in Phoenix, Arizona. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

     SECTION 9.16 CONFIDENTIALITY. Each Bank agrees to keep confidential (and to cause its respective officers, directors, employees, agents and representatives to keep confidential) the Information (as defined below), except that any Bank shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives (including outside counsel) as need to know such Information; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority (provided that such Bank shall promptly notify Borrower (to the extent practicable and lawful, notice shall be given to the Borrower before such disclosure is made so as to permit Borrower to seek a protective order) of the circumstances and content of each such disclosure and shall request confidential treatment of any Information so disclosed); (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to such Bank on a nonconfidential basis from a source other than the Borrower or its Affiliates, or (C) was available to such Bank on a nonconfidential basis prior to its disclosure to such Bank by the Borrower or its Affiliates; or (iv) to the extent the Borrower shall have consented to such disclosure in writing. As used in this Section 9.16, as to any Bank, "Information" shall mean any financial statements, materials, documents and other information that the Borrower or any of its Affiliates may have furnished or may hereafter furnish to the Administrative Agent or any Bank in connection with this Credit Agreement or any other materials prepared by any such Person from any of the foregoing, including without limitation projections provided pursuant to Section 5.4(g).

     IN WITNESS WHEREOF, the Borrower, the Administrative Agent, and the Banks have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              EVANS WITHYCOMBE RESIDENTIAL, L.P., a
                              Delaware limited partnership

                              BY:  EVANS WITHYCOMBE RESIDENTIAL,
                                   INC., a Maryland corporation, its General
                                   Partner



                                   By   /s/ Paul R. Fannin
                                     -------------------------------------------
                                   Name     Paul R. Fannin
                                       -----------------------------------------
                                   Its      Sr. V.P.
                                      ------------------------------------------
                                                                        BORROWER


                              BANK ONE, ARIZONA, NA, a national banking association



                              By     /s/ Bruce Hart
                                ------------------------------------------------
                              Name:  Bruce Hart
                              Its:  Senior Vice President

                                                            ADMINISTRATIVE AGENT

                              BANK ONE, ARIZONA, NA, a national banking association



                              By    /s/ Bruce Hart
                                ------------------------------------------------
                              Name:  Bruce Hart
                              Its:  Senior Vice President

                                                                            BANK


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION



                              By:   /s/ Derik Hart
                                ------------------------------------------------
                              Name:     Derik Hart
                                   ---------------------------------------------
                              Title:    V.P.
                                    --------------------------------------------

                                                                            BANK


                              DRESDNER BANK



                              By:   /s/ John W. Sweeney
                                ------------------------------------------------
                              Name:     John W. Sweeney
                                   ---------------------------------------------
                              Title:    Asst. V.P.
                                    --------------------------------------------

                                                                            BANK

                              FLEET BANK



                              By:   /s/ Mark E. Danton
                                ------------------------------------------------
                              Name:     Mark E. Danton
                                   ---------------------------------------------
                              Title:    V.P.
                                    --------------------------------------------

                                                                            BANK


                              NORWEST BANK OF ARIZONA, N.A.



                              By:    /s/ Paul M. Pickett
                                ------------------------------------------------
                              Name:      Paul M. Pickett
                                   ---------------------------------------------
                              Title:     V.P.
                                    --------------------------------------------

                                                                            BANK



                              WELLS FARGO BANK, NATIONAL
                              ASSOCIATION



                              By:   /s/ John W. McKinney
                                ------------------------------------------------
                              Name:     John W. Mckinney
                                   ---------------------------------------------
                              Title:    V.P.
                                    --------------------------------------------

                                                                            BANK

                      ACKNOWLEDGEMENT AND AGREEMENT OF THE
                                 GENERAL PARTNER


     The undersigned is the General Partner as so defined in that Credit Agreement dated as of September 24, 1996 (as amended, modified and restated from time to time the "Agreement") between Evans Withycombe Residential, L.P., a Delaware limited partnership (the "Borrower"), the Banks named therein, Bank One, Arizona, NA, a national banking association, as Administrative Agent and Bank of America National Trust and Savings Association and Wells Fargo Bank National Association as Co-Agents and hereby acknowledges and agrees as follows as of the date of the Agreement:

          (a)     It is the sole general partner of the Borrower.

          (b) It, to the extent applicable, joins in the representations and warranties contained in the Agreement, including without limitation those contained in Article III of the Agreement.

          (c) It, to the extent applicable, agrees to be bound by the agreements and covenants contained in the Agreement, including without limitation those contained in Articles V and VI of the Agreement, and the alternative dispute resolution provisions contained in Section
     9.14 of the Agreement.

                              EVANS WITHYCOMBE RESIDENTIAL, INC., a
                              Maryland corporation



                              By   /s/ Paul R. Fannin
                                ------------------------------------------------
                              Name     Paul R. Fannin
                                  ----------------------------------------------
                              Its      Sr. V.P.
                                 -----------------------------------------------

                                   EXHIBIT "A"

                            FORM OF BORROWING NOTICE



BANK ONE, ARIZONA, NA, as Administrative
Agent for the Banks referred to below
201 North Central Avenue
Phoenix, Arizona  85004
Attention: Bruce Hart
                                                                Date ___________
Dear Sirs:

     The undersigned, Evans Withycombe Residential, L.P., a Delaware limited partnership (the "Borrower"), refers to the Credit Agreement dated as of September 24, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Banks named therein, Bank One, Arizona, NA, as Administrative Agent for the Banks and Bank of America National Trust and Savings Association and Wells Fargo Bank, National Association, as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.3 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms of which such Borrowing is requested to be made:

     (A)  Date of Borrowing
          (which is a Business Day)     __________________

     (B)  Principal Amount of
          Borrowing(1)                  __________________

     (C)  Interest rate basis(2)        __________________

     (D)  Interest Period and last
          day, thereof(3)               __________________



(1) Not less than $500,000 (and in integral multiples of $100,000) or greater than the Total Commitment then available.

(2)  Eurodollar Loans or Variable Loans.

(3) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

     (E)  Refinance Election
              Identity  _________________
              Amount    _________________

    Upon acceptance of any or all of the Loans made by the Banks in response to this request, the Borrower, and where appropriate the Guarantor, shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.1(b) and (c) of the Credit Agreement have been satisfied.

                                 Very truly yours,

                                 EVANS WITHYCOMBE RESIDENTIAL, L.P., a
                                 Delaware limited partnership

                                 BY: EVANS WITHYCOMBE RESIDENTIAL,
                                     INC., a Maryland corporation, its General
                                     Partner




                                 By______________________________________
                                 Name____________________________________
                                 Title___________________________________


                                 EVANS WITHYCOMBE RESIDENTIAL, INC., a
                                 Maryland corporation



                                 By______________________________________
                                 Name____________________________________
                                 Title___________________________________
_________________
(continued)
Maturity Date.

(4) Identity shall include the Type and the date of the last Interest Period.

                                     EXHIBIT "B"

                                     FORM OF NOTE


$[________________]                                            Phoenix, Arizona
                                                            _____________, 19__


    FOR VALUE RECEIVED, the undersigned EVANS WITHYCOMBE RESIDENTIAL, L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of __________________________________________________ (the "Bank"), at
the office of BANK ONE, ARIZONA, NA (the "Administrative Agent"), at 201 North Central Avenue, Phoenix, Arizona 85004, on (i) the Interest Payment Date as defined in the Credit Agreement dated as of September 24, 1996, among the Borrower, the Banks named therein, BANK ONE, ARIZONA, NA, as Administrative Agent for the Banks and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION as Co-Agents (as the same may be modified, amended, extended or restated from time to time, the "Credit Agreement"), unpaid interest which has accrued on the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to Article II of the Credit Agreement and (ii) on the Maturity Date (as defined in the Credit Agreement), the lesser of the principal of ______________________________________ DOLLARS ($____________)
and the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to Article II of the Credit Agreement, in lawful money of the United States of America in same day funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the Credit Agreement.

    The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

    The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

    All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, HOWEVER, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

    This Note is one of the Notes referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                 EVANS WITHYCOMBE RESIDENTIAL, L.P., a
                                 Delaware limited partnership

                                 BY: EVANS WITHYCOMBE RESIDENTIAL,
                                     INC., a Maryland corporation, its General
                                     Partner



                                 By___________________________________________
                                 Name_________________________________________
                                 Its__________________________________________

                                     EXHIBIT "C"

                          FORM OF ASSIGNMENT AND ACCEPTANCE


                                ______________, 19___


    Reference is made to the Credit Agreement dated as of September 24, 1996 (the "Credit Agreement"), among EVANS WITHYCOMBE RESIDENTIAL, L.P., a
Delaware limited partnership (the "Borrower"), the lenders named therein (the "Banks"), BANK ONE, ARIZONA, NA, as Administrative Agent for the Banks (in such capacity, the "Administrative Agent") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION as Co-Agents. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

    1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.4(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

    2. This Assignment and Acceptance is being delivered to the Agent together with (i) the Notes evidencing the Loans included in the Assigned Interest, (ii) the appropriate forms specified in Section 2.19(e) of the Credit Agreement, duly completed and executed by such Assignee, (iii) if the Assignee is not already a Bank under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit "E" to the Credit Agreement and (iv) a processing fee of $2,500.00.

    3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Arizona.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notice:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):

                                         Percentage Assigned of
                                         Facility/Commitment (set forth,to at
                                         least 8 decimals, as apercentage of
                                         the Facility and the aggregate
                                         Commitments of all Banks
            Principal Amount Assigned    thereunder)

Facility

Commitment  $________________            ______________%
Assigned:

Loans:

Fees Assigned
(if any):

The terms set forth above and
on the reverse side hereof are
hereby agreed to:                                     Accepted(1)

__________________, as Assignor          ___________________________________

By__________________________             By __________________________
    Its___________________                     Its___________________

_________________
(1)  To be completed only if consents are required under Section 9.4(b).

__________________, as Assignor ____________________________________________

By__________________________             By __________________________
    Its___________________                     Its___________________

                                     EXHIBIT "D"

                                   COUNSEL OPINION

A.  Borrower:

    1. The Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

    2. The Borrower has the requisite partnership power and partnership authority (i) to own and operate its properties and assets; (ii) to carry out its business as such business is currently being conducted; and (iii) to carry out the terms and conditions applicable to it under the Loan Documents.* The execution, delivery, and performance of the Loan Documents by the Borrower have been duly authorized by all requisite partnership action on the part of the Borrower and the Loan Documents have been duly executed and delivered by the Borrower.

    3. We have no knowledge of any pending or overtly threatened litigation or other legal proceeding against the Borrower after ____________, 19___.

    4. The execution and delivery of the Loan Documents and consummation of the Loans by the Borrower will not conflict with or result in a violation of any applicable law or rule affecting the Borrower.

    5. No consent, approval, authorization, or other action by, or filing with, any federal, state, or local governmental authority is required in connection with the execution and delivery by the Borrower of the Loan Documents and the consummation of the Loans.

    6. The execution and delivery of the Loan Documents and consummation of the Loan by the Borrower will not conflict with or result in a violation of the Borrower's __________________________ (organizational documents).

    7. The execution and delivery of the Loan Documents and consummation of the Loans by the Borrower will not conflict with or result in a violation of any judgment, order, or decree of any court or governmental agency to which the Borrower is a party or by which it is bound.

    8. The execution and delivery of the Loan Documents, and consummation of the Loans by the Borrower will not conflict with or result in a violation of any contract, indenture, instrument, or other agreement to which the Borrower is a party or by which it is bound.

    9. The Loan Documents constitute legal, valid, and binding obligations of the Borrower, enforceable in accordance with their terms.


*Loan Documents:  Credit Agreement, Note.

B.  General Partner:

    1. The General Partner is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and is qualified as a "real estate investment trust" under Sections 856, ET SEQ., of the Internal Revenue Code.

    2. The General Partner has the requisite corporate power and corporate authority (i) to own and operate its properties and assets; (ii) to carry out its business as such business is currently being conducted; and (iii) to carry out the terms and conditions applicable to it under the Loan Documents.** The execution, delivery, and performance of the Loan Documents by the General Partner have been duly authorized by all requisite corporate action on the part of the General Partner and the Loan Documents have been duly executed and delivered by the General Partner.

    3. We have no knowledge of any pending or overtly threatened litigation or other legal proceeding against the General Partner after ___________, 19___.

    4. The execution and delivery of the Loan Documents by the General Partner will not conflict with or result in a violation of any applicable law or rule affecting the General Partner.

    5. No consent, approval, authorization, or other action by, or filing with, any federal, state, or local governmental authority is required in connection with the execution and delivery by the General Partner of the Loan Documents.

    6. The execution and delivery of the Loan Documents by the General Partner will not conflict with or result in a violation of the General Partner's _____________________________ (organizational documents).

    7. The execution and delivery of the Loan Documents by the General Partner will not conflict with or result in a violation of any judgment, order, or decree of any court or governmental agency to which the General Partner is a party or by which it is bound.

    8. The execution and delivery of the Loan Documents by the General Partner will not conflict with or result in a violation of any contract, indenture, instrument, or other agreement to which the General Partner is a party or by which it is bound.

    9. The Loan Documents constitute legal, valid, and binding obligations of the General Partner, enforceable in accordance with their terms.


**Loan Documents:  Guaranty, Credit Agreement Acknowledgement.

                                     EXHIBIT "E"

                             ADMINISTRATIVE QUESTIONNAIRE

                                 ___________________


Please accurately complete the following information and return via FAX to the attention of ____________________, as soon as possible.

FAX Number:  _________________

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:

______________________________________________________________________________

GENERAL INFORMATION - ALTERNATE BASE RATE LENDING OFFICE:
Institution Name:_____________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
Institution Name:_____________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________

CREDIT CONTACTS/NOTIFICATION METHODS:
Primary Contact:______________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________
Phone Number:_________________________________________________________________
FAX Number:___________________________________________________________________

Backup Credit Contact:________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________
Phone Number:_________________________________________________________________
FAX Number:___________________________________________________________________

TAX WITHHOLDING:
    UNITED STATES
    Non-Resident Alien or Foreign Corporation or Other Foreign Entity
              _________________ YES    _________________ NO
    If yes, please enclose Form 4224 or 101. If no, please enclose Form W-8 or W-9.

    Tax ID Number _________________________________________

CONTACTS/NOTIFICATION METHODS:
ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC. Contact:______________________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________
Phone Number:_________________________________________________________________
FAX Number:___________________________________________________________________
Telex & Answer Back:__________________________________________________________

PAYMENT INSTRUCTIONS:
Name of Bank where funds are to be transferred:
     _________________________________________________________________________
Routing Transit/ABA number of Bank where funds are to be transferred:
     _________________________________________________________________________
Name of Account, if applicable:
     _________________________________________________________________________
Account Number:_______________________________________________________________
Additional Information:_______________________________________________________
______________________________________________________________________________

MAILINGS:
Please specify who should receive financial information:

Name:_________________________________________________________________________
Street Address:_______________________________________________________________
City, State, Zip Code:________________________________________________________



It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call _______________ at ______________________.

                                     EXHIBIT "F"

                                COMPLIANCE CERTIFICATE

                         EVANS WITHYCOMBE RESIDENTIAL, L.P.,
                     a Delaware limited partnership ("Borrower")
                                         and

                         EVANS WITHYCOMBE RESIDENTIAL, INC.,
                      a Maryland corporation ("General Partner")

                        as of ___________ ("Quarter End Date")


    Pursuant to Section 5.4 of that Credit Agreement dated as of September 24, 1996 (the "Agreement") among the Borrower, the Banks named therein, Bank One, Arizona, NA (the "Administrative Agent") and Bank of America National Trust and Savings Association and Wells Fargo Bank, National Association as Co-Agents, the Borrower and the General Partner certify as follows:

A. To the best of their knowledge [no Event of Default or Default has occurred] [the following Event of Default has occurred _________________ ___________________ and the Borrower has taken or proposes to take the following corrective action _______________________].

B.  To the best of the knowledge, as of the Quarter End Date:

    1. The total number of apartment units owned by Borrower or by the General Partner is: _________________

    2. The amount of scheduled principal payments of Debt made during the quarter: $________________

C. To the best of their knowledge, the current status of the Financial Covenants as of the Quarter End Date is as follows:

    1.   Adjusted Net Worth:

              -   At the end of the fiscal quarter:              $
                                                                 -------------
              -   Minimum (Section 6.8(a)):            $250,000,000

    2.   Total Liabilities to Gross Asset Value ratio:

              -   At the end of the fiscal quarter:                          X
                                                                 -------------
              -   Maximum (Section 6.8(b)):            0.55x

    3.   Secured Debt to Gross Asset Value ratio:

              -   At the end of the fiscal quarter                           X
                                                                 -------------
              -   Maximum (Section 6.8(c)):            0.40x

    4.   EBITDA to Interest Expense ratio:

              -   Most recent four (4) fiscal quarters:                      X
                                                                 -------------
              -   Minimum (Section 6.8(d))             2.25x

    5.   EBITDA to Debt Service and Reserve for
         Replacement ratio:

              -   Most recent four (4) fiscal quarters:                      X
                                                                 -------------
              -   Minimum (Section 6.8(e))             2.0x

    6.   Unencumbered NOI to Unsecured Interest
         Expense ratio:

              -   Unencumbered NOI                     $________
              -   Most recent four (4) fiscal quarters:                      X
                                                                 -------------
              -   Minimum (Section 6.8(f))             1.75x

    7.   Distributions as a Percentage of FFO:

              -   Actual percentage                                          X
                                                                 -------------
              -   Maximum (Section 6.10)               95.0%

    8.   Non-apartment investments:

         (a) Raw Land as a Percentage of Net Worth plus minority interests less Intangible Assets:

              -   Actual Amount of Raw Land Investment $________
              -   Actual percentage                                          %
                                                                 -------------
              -   Maximum (Section 6.11(a))            10%

         (b)  Construction In Progress

              -   Actual Amount                                              $
                                                                 -------------
              -   Maximum (Section 6.11(b))            $150,000,000

         (c)  Other Investments as a Percentage
              of total assets

              -   Actual Amount of other investments   $________
              -   Actual percentage                                          %
                                                                 -------------
              -   Maximum (Section 6.11(c))            20%

    9.   Floating Rate Indebtedness

              -   Floating Rate Indebtedness (includes
                   outstanding Loans and excludes low-floater
                   bonds and Debt with interest rate protection)             $
                                                                 -------------
              -   Maximum (Section 6.12)               $225,000,000


    The undersigned each hereby certifies to the Administrative Agent that as of the date written above, the foregoing information is true and correct and was provided from financial information prepared according to GAAP, consistently applied. All capitalized undefined terms used herein have the meaning given them in the Agreement.

                                 EVANS WITHYCOMBE RESIDENTIAL, L.P., a
                                 Delaware limited partnership

                                 BY: EVANS WITHYCOMBE RESIDENTIAL,
                                     INC., a Maryland corporation, its General
                                     Partner



                                 By:__________________________________________
                                 Name:________________________________________
                                 Title:_______________________________________


                                                                      BORROWER

                                 EVANS WITHYCOMBE RESIDENTIAL, INC., a
                                 Maryland corporation



                                 By:__________________________________________
                                 Name:________________________________________
                                 Title:_______________________________________

                                                               GENERAL PARTNER

                                 Date:________________________________________

                                     SCHEDULE 2.1

                                 COMMITMENTS OF BANKS
                               as of September 24, 1996




                                                            Euro Lending
                                                                Office


Bank One, Arizona, NA                 $75,000,000.00        _________________

Bank of America National Trust and    $40,000,000.00        _________________
Savings Association
     555 South Flower, 6th Floor
     Los Angeles, California  90071
     Attention:  Bill Rothman, Regional
     Vice President
     Phone:  (213) 228-4153
     Fax:  (213) 228-5389

Dresdner Bank                         $20,000,000.00        _________________
     725 South Figueroa
     Los Angeles, California  90017
     Attention:  Vitol Wiacek,
     Assistant
     Vice President
     Phone:  (213) 630-5422
     Fax:  (213) 627-3819

Fleet Bank                            $30,000,000.00        _________________
     111 Westminister Street
     MS RIMO215
     Providence, Rhode Island  02903
     Attention:  Mark E. Dalton,
     Vice President
     Phone:  (401) 278-5605
     Fax:  (401) 278-5166

Norwest Bank of Arizona, N.A.         $20,000,000.00        _________________
     3300 North Central Avenue MS9008
     Phoenix, Arizona  85012-2501
     Attention:  Paul Pickett, Vice
     President
     Phone:  (602) 248-2312
     Fax:  (602) 248-3661

Wells Fargo Bank, National Association  $40,000,000.00      _________________
     100 West Washington
     Phoenix, Arizona  85003
     Attention:  John McKinny, Vice
     President/Manager
     Phone:  (602) 440-1317
     Fax:  (602) 528-6533